                                                                    EXHIBIT 10.6


                     TELEMUNDO COMMUNICATIONS GROUP, INC.

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                           DATED AS OF MAY 31, 2001

                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT



     This AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement") is made as of May 31, 2001 ("Effective Date") by and among Telemundo Communications Group, Inc., a Delaware corporation (the "Company"), Station Partners, LLC, a Delaware limited liability company ("Station Partners"), Sony Pictures Entertainment Inc., a Delaware corporation ("SPE"), Liberty Media Corporation, a Delaware corporation ("Liberty"), Council Tree Hispanic Broadcasters II, L.L.C., a Delaware limited liability company ("Council Tree"), BCF Media, LLC, a Delaware limited liability company ("BCF"), Bastion Capital Fund, L.P., a Delaware limited partnership ("Bastion"), TLMD LLC, a Delaware limited liability company ("TLMD"), Villanueva Investments, Inc. ("VII"), The Bron 2000 Trust (the "Bron Trust"), and Bron-Villanueva Capital, LLC, a Delaware limited liability company ("BV Capital") (Station Partners, SPE, Liberty and BV Capital are hereinafter sometimes referred to as the "Common Stockholders") (together, the Company, Council Tree, BCF, Bastion, TLMD, VII, Bron Trust and the Common Stockholders are the "Parties"), with reference to the following facts:

     A. Bastion, BCF, BV Capital, Council Tree, Council Tree Communications, LLC, Council Tree Communications V, LLC, Liberty, SPE and the Company entered into a Contribution Agreement, dated as of August 22, 2000, as amended December 15, 2000 (the "Contribution Agreement"). On December 15, 2000, all of the Parties to this Agreement (except TLMD, VII and Bron Trust) entered into a Stockholders' Agreement (the "Original Agreement") in connection with the consummation of the transactions contemplated by the Contribution Agreement.

     B. Concurrently herewith, certain of the Stockholders made capital contributions to the Company in exchange for the issuance by the Company of shares of Preferred Stock (as defined below).

     C. SPE owns, in the aggregate, 235,779 shares of the Class A common stock, par value $0.01 per share, of the Company (the "Class A Common Stock") and 37,773 shares of the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock").

     D. Liberty owns, in the aggregate, 587,568 shares of the Class A Common Stock and 37,773 shares of the Series A Preferred Stock.

     E. Station Partners owns, in the aggregate, 444,861 shares of the Class B common stock, par value $0.01 per share, of the Company (the "Class B Common Stock" and together with the Class A Common Stock, collectively referred to as the "Holder's Common Stock") and 19,164 shares of the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock").

     F. BV Capital owns, in the aggregate, 83,581 shares of the Class A Common Stock.

     G. TLMD owns, in the aggregate, 14,809 shares of the Series A Preferred Stock.

     H. Concurrently with the transactions contemplated by the Contribution Agreement, on December 15, 2000, SPE Mundo Investment Inc., a California corporation and an indirect wholly owned subsidiary of SPE ("SPE Mundo"), contributed to the Company membership interests of Network Group (as defined below) representing an aggregate of 17% of the outstanding membership of Network Group in exchange for 119,608 shares of Class A Common Stock which it now owns.

     I. SPE Mundo owns Class B Membership Interests of Network Group exchangeable into 232,181 shares of Class A Common Stock, subject to adjustment.

     J. The Stockholders desire to maximize the long-term strategic values of their respective companies, and have determined that it is in their respective best interests to achieve this objective by entering into this Agreement for the purpose of setting forth certain of the terms which shall govern their relationship.

     K. The Parties desire to amend and restate the Original Agreement in order to reflect the consequences of the issuance of Preferred Stock, among other related changes.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):

     "Affiliate" means with respect to any Person, any other Person that,
      ---------
directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such specified Person.

     "Aggregate Maximum Contribution Amount" shall have the meaning given in
      -------------------------------------
Section 4.2.

     "Agreement" shall mean this Amended and Restated Stockholders' Agreement,
      ---------
as originally executed and as amended from time to time.

     "AT&T Broadband" means AT&T Broadband, LLC, a Delaware limited liability
      --------------
company.

     "AT&T" means AT&T Corp.
      ----

     "Bastion" shall have the meaning given in the preamble to this Agreement.
      -------

     "Bastion Controlled Affiliate" shall mean Bastion Partners, L.P., BCF,
      ----------------------------
TLMD, VII, Bron Trust and Bastion Capital Corp. and/or any other Person with respect to which the investment decisions as to the exercise of voting or consensual rights and other material decisions are ultimately controlled by substantially the same individual or individuals at the time controlling such decisions as to any of such entities (including, without limitation, such individual or individuals themselves).

     "BCF" shall have the meaning given in the preamble to this Agreement.
      ---

     "Beneficially Owned" shall have the meaning given such term in Rule 13d-3
      ------------------
under the Exchange Act.

     "Board" means the Board of Directors of the Company.
      -----

     "Bron Trust" shall have the meaning given in the preamble to this
      ----------
Agreement.

     "Budget" shall have the meaning given in Section 2.7.3.
      ------

     "Business Day" means any day that is not a Saturday, a Sunday or any day on
      ------------
which banks are required or authorized by law to be closed in the City of New York.

     "Business Plan" shall have the meaning given in Section 2.7.2.
      -------------

     "BV Capital" shall have the meaning given in the preamble to this
      ----------
Agreement.

     "BV Capital Controlled Affiliate" shall mean BV Capital and/or any other
      -------------------------------
Person with respect to which the investment decisions as to the exercise of voting or consensual rights and other material decisions are ultimately controlled by substantially the same individual or individuals at the time controlling such decisions as to any of such entities (including, without limitation, such individual or individuals themselves).

     "BV Capital Put/Call Agreement" means the Amended and Restated BV Capital
      -----------------------------
Put/Call Agreement, dated as of the date hereof, by and among BV Capital, SPE and Liberty, as it may be amended from time to time.

     "Bylaws" means the Bylaws of the Company in existence at the date hereof or
      ------
amended from time to time hereafter, with the approval of the Board and the unanimous approval of the Stockholders.

     "Capital Call Default Amount" shall have the meaning given in Section 4.5.
      ---------------------------

     "Capital Call Defaults" shall have the meaning given in Section 4.5.
      ---------------------

     "Certificate of Designation" means the Certificate of Designation of the
      --------------------------
Company filed on May 31, 2001, authorizing the creation and issuance of up to 90,355 shares of Series A Preferred Stock and the Certificate of Designation of the Company filed on May 31, 2001, authorizing the creation and issuance of up to 19,164 shares of Series B Preferred Stock.

     "Certificate of Incorporation" means the Restated Certificate of
      ----------------------------
Incorporation of the Company in existence at the date hereof or as amended from time to time hereafter, with the approval of the Board and the unanimous approval of the Primary Stockholders as set forth in Section 2.6.

     "Change in Control" with respect to Liberty or SPE shall be deemed to occur
      -----------------
if the shares of Company Stock held by such Stockholder are not Beneficially Owned at least 50% by the Ultimate Parent Entity of such Stockholder.

     "Class A Common Stock" shall have the meaning given in Recital C to this
      --------------------
Agreement.

     "Class B Common Stock" shall have the meaning given in Recital E to this
      --------------------
Agreement.

     "Closing" shall mean, December 15, 2000, the date that the consummation of
      -------
the transactions contemplated by the Contribution Agreement occurred.

     "Common Stock" shall mean the common stock, par value $0.01 per share, of
      ------------
the Company.

     "Common Stockholders" shall have the meaning given in the preamble to this
      -------------------
Agreement.

     "Communications Act" means the Communications Act of 1934, as amended, and
      ------------------
the FCC rules and regulations promulgated thereunder.

     "Company" shall have the meaning given in the preamble to this Agreement.
      -------

     "Company Common Stock" shall collectively mean the Common Stock and the
      --------------------
Holder's Common Stock.

     "Company Stock" shall collectively mean the Company Common Stock and the
      -------------
Preferred Stock.

     "Contribution Agreement" shall have the meaning given in Recital A to this
      ----------------------
Agreement.

     "Control" (and the related terms "Controlling" and "Controlled") means the
      -------                          -----------       ----------
possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Controlled Affiliate" shall mean (i) with respect to SPE, any Ultimate
      --------------------
Parent Entity of SPE and any Person which is Controlled, directly or indirectly, by SPE or any Ultimate Parent Entity of SPE, including but not limited to SPE Mundo, and (ii) with respect to Liberty any Ultimate Parent Entity of Liberty and any Person which is Controlled, directly or indirectly, by Liberty or any Ultimate Parent Entity of Liberty, including but not limited to Liberty TelemundoNet.

     "Council Tree" shall have the meaning given in the preamble to this
      ------------
Agreement.

     "Council Tree Entity" means any person or entity a majority of the
      -------------------
ownership interests of which are owned by Affiliates of Madison Dearborn Partners, Inc. and of which Steve Hillard is President or Chief Executive Officer.

     "DGCL" means the General Corporation Law of the State of Delaware, as in
      ----
effect from time to time.

     "Dilution Amount" shall have the meaning given in Section 4.5.
      ---------------

     "Discretionary Capital Call" shall have the meaning given in Section 4.3.
      --------------------------

     "Discretionary Capital Contribution" shall have the meaning given in
      ----------------------------------
Section 4.3.

     "Drag Along Notice" shall have the meaning given in Section 3.3.7(a).
      -----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange Agreement" shall mean that certain Exchange Agreement dated as of
      ------------------
December 15, 2000, among SPE, SPE Mundo and the Company, as it may be amended from time to time.

     "Effective Date" shall have the meaning given in the preamble to this
      --------------
Agreement.

     "FCC" means the Federal Communications Commission.
      ---

     "First Offer Election Notice" shall have the meaning given in Section
      ---------------------------
3.3.6.

     "First Offer Notice" shall have the meaning given in Section 3.3.6.
      ------------------

     "First Offer Partial Election Notice" shall have the meaning given in
      -----------------------------------
Section 3.3.9.

     "First Offer Partial Notice" shall have the meaning given in Section 3.3.9.
      --------------------------

     "First Offer Period" shall have the meaning given in Section 3.3.6.
      ------------------

     "Fully Diluted" shall mean that all outstanding options, warrants, rights
      -------------
or other convertible securities of the Company, including the Preferred Stock, have been converted into Company Common Stock, and including that the Class B Membership Interests of Network Group have been exchanged for Class A Common Stock in accordance with the terms of the Exchange Agreement, and assuming the payment of any option, exercise or conversion price payable with respect thereto.

     "Governmental Entity" shall mean any federal, state or local government or
      -------------------
regulatory agency, authority, commission or instrumentality.

     "Holder's Common Stock" shall have the meaning given in Recital E to this
      ---------------------
Agreement.

     "Holder's Company Stock" shall mean the Holder's Common Stock and the
      ----------------------
Holder's Preferred Stock.

     "Holder's Preferred Stock" shall mean the Preferred Stock held by each
      ------------------------
Stockholder.

     "Indenture" means that certain Indenture dated as of August 12, 1998,
      ---------
between Telemundo Holdings, Inc. and Bank of Montreal Trust Company, as Trustee, as it may be amended from time to time.

     "Independent Director" means a director of the Company designated as an
      --------------------
independent director pursuant to the provisions of Section 2.1 hereof.

     "Initial Proposed Price" shall have the meaning given in Section 3.3.9.
      ----------------------

     "Insolvency Event" means the taking of any of the following actions by the
      ----------------
Company or any of its Subsidiaries: (a) the Company or any of its Subsidiaries institutes proceedings to be adjudicated voluntarily bankrupt; (b) the Company or any of its Subsidiaries consents to the filing of a bankruptcy proceeding against the Company or such Subsidiary; (c) the Company or any of its Subsidiaries files a petition or answer or consent seeking reorganization under any bankruptcy or similar law or statute; (d) the Company or any of its Subsidiaries consents to the filing of any petition, or to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or such Subsidiary or any substantial part of its assets or property; or (e) the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing.

     "Intercompany Loans" shall mean loans between the Company and Network
      ------------------
Group.

     "IPO" means an initial public offering of Company Common Stock.
      ---

     "Liberty" shall have the meaning given in the preamble to this Agreement.
      -------

     "Liberty Directors" shall have the meaning given in Section 2.1.1(b).
      -----------------

     "Liberty Nominated Director" shall have the meaning given in Section
      --------------------------
2.1.1(a).

     "Liberty Proxy" means the proxy granted on May 31, 2001 by Liberty and
      -------------
Liberty TelemundoNet to Station Partners to vote all of the shares of the Holder's Company Stock held by Liberty and Liberty TelemundoNet, as it may be amended from time to time.

     "Liberty TelemundoNet" means Liberty TelemundoNet, Inc., a Delaware
      --------------------
corporation.

     "Major Decision" means any of the following actions or transactions or the
      --------------
entering into of any contract or agreement to do any of the following actions or transactions described in clauses (a) - (j) below, or any modification, amendment, enforcement, waiver, extension, or renewal thereof (except as limited by the terms of said clauses (a) - (j)):

     (a) Any substantial change in the nature or scope of the Company's broadcast business, which is that of owning and operating broadcast stations in the United States and its territories that provide predominantly Spanish-language or Hispanic-themed programming, or the acquisition of an additional broadcast station or other substantial business;

     (b) Issuing or redeeming any equity or debt securities (other than shares of Company Common Stock issuable in a Qualifying IPO, shares of Class A Common Stock issuable in exchange for the Class B Membership Interests in Network Group, shares of Class A Common Stock or Class B Common Stock issuable pursuant to the conversion rights described in the Certificate of Incorporation, debt securities issued to Network Group or shares of Company Stock issuable pursuant to the conversion rights described in the Certificate of Designation), or any options, warrants or other securities that are convertible thereto (other than as granted and issued under the Management Equity Program);

     (c) Entering into any agreement with respect to or consummating any merger, consolidation or reorganization of the Company or any of its Subsidiaries;

     (d) Sale or other transfer by the Company or any of its Subsidiaries in a single transaction or series of related transactions, of all or substantially all of the assets of the Company, of any broadcast station or of any other assets in a single transaction or series of related transactions with a purchase price in excess of $15 million;

     (e) Taking any action relating to the termination, liquidation, dissolution or winding up of the Company;

     (f) Approval by any Subsidiary or Affiliate of the Company that owns a membership interest in Network Group in connection with any action by Network Group requiring unanimous approval of its members;

     (g) Taking any action by the Company or any of its Subsidiaries that would constitute an Insolvency Event for the Company or any of its Subsidiaries;

     (h) Any related party transaction (including any execution of a material amendment to an existing agreement) between any station, the Company, Network Group or any of their direct or indirect Subsidiaries, on the one hand, and any of the Stockholders or their Affiliates, on the other hand, except for (i) agreements and transactions entered into prior to the date of the Original Agreement, (ii) transactions between the Company or any of its Subsidiaries and Network Group, (iii) ordinary course transactions on terms at least as favorable to the station, the Company or its Subsidiary as could be obtained in an arm's length transaction with an unrelated party and (iv) Intercompany Loans;

     (i)  Any amendments to this Agreement or the Company's charter documents;
and

     (j) Any other decision or action which could reasonably be expected to require any Stockholder to dispose of or otherwise restrict its management or control over all or any portion of its Holder's Company Stock under the rules and regulations of the FCC.

     "Management" shall have the meaning given in Section 2.5.
      ----------

     "Management Equity Program" means that program instituted by the Company to
      -------------------------
provide management with Common Stock that will not exceed an aggregate of 7% of the aggregate outstanding Company Common Stock (measured on a Fully Diluted basis).

     "Mandatory Capital Call" shall have the meaning given in Section 4.1(a).
      ----------------------

     "Network Group" means Telemundo Network Group LLC, a Delaware limited
      -------------
liability company.

     "Network Group Operating Agreement" means the Second Amended and Restated
      ---------------------------------
Operating Agreement for the Network Group dated as of December 15, 2000, as it may be amended from time to time.

     "Offeree Stockholder" shall have the meaning given in Section 3.3.6.
      -------------------

     "Offering Stockholder" shall have the meaning given in Section 3.3.6.
      --------------------

     "Partial First Offer Period" shall have the meaning given in Section 3.3.9.
      --------------------------

     "Partial Offeree Stockholder" shall have the meaning given in Section
      ---------------------------
3.3.9.

     "Participating Stockholder" shall have the meaning given in Section
      -------------------------
3.3.8(c).

     "Parties" shall have the meaning given in the preamble to this Agreement.
      -------

     "Payment Amount" shall have the meaning given in Section 4.5.
      --------------

     "Permitted Transferee" means the assignee of Company Stock who acquires
      --------------------
such Company Stock in a Permitted Transfer.

     "Permitted Transfers" shall have the meaning given in Section 3.3.
      -------------------

     "Person" means any individual, limited or general partnership, limited
      ------
liability company, limited liability partnership, corporation, joint venture, business trust, joint stock company, trust, estate, unincorporated association, Governmental Entity or other entity of whatsoever nature.

     "Preferred Stock" shall mean the shares of Series A Preferred Stock and
      ---------------
Series B Preferred Stock.

     "Preferred Call" shall have the meaning given in Section 4.2.

     "Primary Stockholders" shall mean Station Partners, Liberty and SPE.
      --------------------

     "Prime Rate" means a rate per annum equal to the commercial lending rate
      ----------
announced from time to time by Chase Manhattan Bank (New York, New York) or its successor, as its prime rate for ninety day unsecured loans

     "Proposed Price" shall have the meaning given in Section 3.3.6.
      --------------

     "Proportionate Share" shall mean the fraction whose numerator is the number
      -------------------
of shares of Holder's Common Stock owned by a Common Stockholder and whose denominator is the total number of shares of Holder's Common Stock (excluding, in each case, any shares of Company Common Stock issued or issuable upon conversion of the Preferred Stock).

     "Qualifying IPO" means an IPO by the Company offering no less than 10% nor
      --------------
more than 15% of the shares of Company Common Stock outstanding on a Fully Diluted basis (as measured immediately after the IPO) for a price per share reflecting an overall Company pre-IPO valuation not less than (i) 33 1/3% above $1.089 billion for the first 12 months following the date hereof and (ii) 50% above $1.089 billion thereafter. Any Company Common Stock issued in a Qualifying IPO will be shares of Common Stock, will be offered only to U.S. citizens and will include a right to repurchase any shares transferred to a non-U.S. citizen.

     "Registration Rights Agreement" means the Amended and Restated Registration
      -----------------------------
Rights Agreement by and among Station Partners, Liberty, SPE, BV Capital, TLMD and the Company dated as of the date hereof, as it may be amended from time to time.

     "Roll-Over Budget" shall have the meaning given in Section 2.7.3.
      ----------------

     "Sale Notice" shall have the meaning given in Section 3.3.8(a).
      -------------

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Selling Partial Stockholder" shall have the meaning given in Section
      ---------------------------
3.3.9.

     "Selling Primary Stockholders" shall have the meaning given in Section
      ----------------------------
3.3.7(a).

     "Selling Stockholders" shall have the meaning given in Section 3.3.8(a).
      --------------------

     "Senior Credit Facility" means that certain Credit Agreement dated as of
      ----------------------
August 4, 1998, among TLMD Acquisition Co., a Delaware corporation (now known as Telemundo Group, Inc.), as Borrower, Telemundo Holdings, Inc., a Delaware corporation, as Parent Guarantor, Credit Suisse First Boston, as Administrative Agent, as Collateral Agent and as Issuing Bank and Canadian Imperial Bank of Commerce, as Documentation Agent, and the lenders party thereto, together with the related documents thereto (including, without limitation, any guarantees, agreements and security documents), in each case, as such agreements, in whole or in part, may be amended, increased (but only so long as such increase is permitted under the terms of the Indenture) or refinanced in whole or in part by one or more separate agreements.

     "Series A Preferred Stock" shall have the meaning given in Recital C to
      ------------------------
this Agreement.

     "Series B Preferred Stock" shall have the meaning given in Recital E to
      ------------------------
this Agreement.

     "Sony Corporation" means Sony Corporation, a corporation organized under
      ----------------
the laws of Japan.

     "Sony Corporation of America" means Sony Corporation of America, a New York
      ---------------------------
corporation.

     "SPE" shall have the meaning given in the preamble to this Agreement.
      ---

     "SPE Directors" shall have the meaning given in Section 2.1.1.
      -------------

     "SPE Mundo" shall have the meaning given in Recital H to this Agreement.
      ---------

     "Special Mandatory Capital Call" shall have the meaning given in Section
      ------------------------------
4.1(b).

     "Station Opportunities" shall have the meaning given in Article 5.
      ---------------------

     "Station Partners" shall have the meaning given in the preamble to this
      ----------------
Agreement.

     "Station Partners Directors" shall have the meaning given in Section 2.1.1.
      --------------------------

     "Station Partners LLC Agreement" means that certain Second Amended and
      ------------------------------
Restated Limited Liability Company Agreement dated as of the date hereof, among BCF, Council Tree, VII and the Bron Trust, as it may be amended from time to time.

     "Station Partners Preferred Put/Call Agreement" means the Station Partners
      ---------------------------------------------
Preferred Put/Call Agreement, dated as of the date hereof, by and among Station Partners, SPE and Liberty, as it may be amended from time to time.

     "Station Partners Put/Call Agreement" means the Amended and Restated
      -----------------------------------
Station Partners Put/Call Agreement, dated as of the date hereof, by and among Station Partners, SPE and Liberty, as it may be amended from time to time.

     "Stockholder" shall mean the Common Stockholders and TLMD.
      -----------

     "Stockholder Controlled Affiliate" means with respect to SPE or Liberty, a
      --------------------------------
Controlled Affiliate, with respect to Station Partners, a Council Tree Entity or a Bastion Controlled Affiliate, with respect to BV Capital, a BV Capital Controlled Affiliate, and with respect to TLMD, a Bastion Controlled Affiliate.

     "Subsidiary" means, in respect of any Person, any corporation, association,
      ----------
limited liability company, limited or general partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person; provided that Network Group shall be deemed to be a Subsidiary of the Company for all purposes under this Agreement.

     "Substitute Capital Call" shall have the meaning given in Section 4.4.
      -----------------------

     "Telemundo Sub" means Telemundo Network Interest, Inc., a Delaware
      -------------
corporation.

     "TLMD" shall have the meaning given in the preamble to this Agreement.
      ----

     "TLMD LLC Agreement" means that certain Limited Liability Company Agreement
      ------------------
of TLMD dated as of the date hereof.

     "TLMD Put/Call Agreement" means the TLMD Preferred Put/Call Agreement,
      -----------------------
dated as of the date hereof, by and among TLMD, SPE and Liberty, as it may be amended from time to time.

     "Total Maximum Contribution Amount" shall have the meaning given in Section
      ---------------------------------
4.2.

     "Transfer" means, directly or indirectly (including, without limitation, by
      --------
way of any Transfer of an interest in Station Partners), to sell, assign, convey, transfer, pledge, subject to lien, or otherwise dispose or encumber, or to enter into any contract, option or other arrangement or understanding with respect to any assignment, conveyance, transfer, pledge, encumbrance or other disposition. The terms "Transferor," "Transferee" and similar variations shall have commensurate meaning.

     "Transfer of Control Application" shall have the meaning given in Section
      -------------------------------
7.1.6.

     "Transferred Assets" shall have the meaning given in Section 3.3.2(d).
      ------------------

     "Transferring Stockholder" shall have the meaning given in Section 3.3.6.
      ------------------------

     "Ultimate Parent Entity" means, with respect to SPE, SPE, Sony Corporation
      ----------------------
of America or Sony Corporation and, with respect to Liberty, Liberty, AT&T Broadband or AT&T, and with respect to either of them, any Transferee permitted pursuant to the provisions of Section 3.3.2(d) hereof.

     "VII" shall have the meaning given in the preamble to this Agreement.
      ---

                                   ARTICLE 2

                             CORPORATE GOVERNANCE

     2.1  Board of Directors
          ------------------

          2.1.1     Composition of Board

                    (a) Prior to any termination of the Liberty Proxy, the Board shall be comprised of nine directors, consisting of (i) six designated directors and (ii) three other nominated directors subject to the approval of the holders of a majority of the voting power of the outstanding shares of Holder's Company Stock. Of the six designated directors, (x) four directors shall be designees of Station Partners (including any adjustment pursuant to subsection (b) below, the "Station Partners Directors") and (y) two directors shall be designees of SPE (the "SPE Directors"). Of the three nominated directors subject to the approval of the holders of a majority of the voting power of the outstanding shares of Holder's Company Stock, (A) one director shall be nominated by Liberty (the "Liberty Nominated Director") and (B) the two independent directors (including any adjustment pursuant to subsection (b) below, the "Independent Directors") shall be nominated in accordance with the provisions of the immediately succeeding sentence. Of the two Independent Directors, one director shall be nominated by Station Partners, subject to the written approval of Liberty and SPE, which approval shall not be unreasonably withheld, and one director shall be nominated by Liberty and SPE, acting jointly, subject to the written approval of Station Partners, which approval shall not be unreasonably withheld. The Parties agree that it shall not be unreasonable to withhold approval of the election of an independent director who is also an officer or employee of the Company.

                    (b) From and after any termination of the Liberty Proxy, the Board shall be comprised of nine directors, consisting of (i) six designated directors and (ii) three other nominated directors subject to the approval of the holders of a majority of the voting power of the outstanding shares of Holder's Company Stock. Of the six designated directors, (x) two directors shall be designees of Station Partners, (y) two directors shall be designees of SPE and (z) two directors shall be designees of Liberty (the "Liberty Directors"). The three nominated directors subject to the approval of the holders of a majority of the voting power of the outstanding shares of Holder's Company Stock shall be considered "Independent Directors" and shall be nominated in accordance with the provisions of the immediately succeeding sentence. Of these three Independent Directors, one director shall be nominated by Station Partners, subject to the written approval of Liberty and SPE, which approval shall not be unreasonably withheld, one director shall be nominated by Liberty, subject to the written approval of Station Partners and SPE, which approval shall not be unreasonably withheld, and one director shall be nominated by SPE, subject to the written approval of Station Partners and Liberty, which approval shall not be unreasonably withheld. The Parties agree that it shall not be unreasonable to withhold approval of the election of an Independent Director who is also an officer or employee of the Company.

                    (c) The Liberty Nominated Director shall not be a past or present officer, director or employee of Liberty or its Affiliates (including, but not limited to, its parent company), nor will the Liberty Nominated Director have any familial relationship with Liberty or its Affiliates. The Liberty Nominated Director shall be elected by approval of the holders, other than Liberty, of a majority of the voting power of the outstanding shares of Holder's Company Stock. In the event that the Stockholders do not elect the specific nominee to the Board proposed by Liberty, Liberty shall be entitled to submit alternative nominee(s) until such time as the nominee submitted is elected to the Board by the Stockholders, and the Stockholders shall promptly act to approve or disapprove any such nominee upon submission by Liberty.

                    (d) With respect to the Independent Directors, in the event that the Independent Director nominated by a party or parties is not approved pursuant to subsections (a) or (b) above, then the party or parties whose Independent Director is not approved shall be entitled to submit alternative nominee(s) until such time as the nominee submitted is elected to the Board by the Stockholders, and the Stockholders shall promptly act to approve or disapprove any such nominee upon his submission.

                    (e) Each director designated or nominated by the Stockholders as provided in this Section 2.1.1 must be a citizen of the United States.

                    (f)  The directors shall be elected in accordance with this
Section 2.1 at each annual meeting of the Stockholders and shall hold office until the next annual meeting of Stockholders. Each director, including a director elected to fill a vacancy in accordance with Section 2.1.4, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

                    (g) Subject to the last sentence of Section 3.1 hereof, if any of SPE or Liberty Transfers any of its Holder's Company Stock to a Permitted Transferee pursuant to Section 3.3 herein, then designations and nominations of directors, voting on Major Decisions as set forth in Section 2.6 and the approval or consent to any of the matters referred to in Sections 2.5, 2.7.2, 2.7.3, 9.1 or 9.16, shall be made, at the option of such Stockholder and subject to applicable regulatory requirements, by either the Stockholder party to this Agreement as of the date hereof or, as between such Stockholder and its Permitted Transferees, the party owning the largest number of shares of the Holder's Company Stock initially held by such Stockholder. Subject to the last sentence of Section 3.1 hereof, if Station Partners Transfers its Holder's Company Stock to a Permitted Transferee pursuant to Section 3.3 herein, then designations and nominations of directors, voting on Major Decisions as set forth in Section 2.6 and the approval or consent to any of the matters referred to in Sections 2.5, 2.7.2, 2.7.3, 9.1 or 9.16, shall be made, at the option of Station Partners and subject to applicable regulatory requirements, by either Station Partners or its Permitted Transferees.

          2.1.2     Agreement to Vote.  Each Stockholder agrees to vote, or act
                    -----------------
by written consent (and to cause each of its Affiliates to vote, or act by written consent, if applicable) with respect to, any shares of Holder's Company Stock beneficially owned by it to cause the SPE

Directors, the Liberty Nominated Director (if applicable), the Station Partners Directors, each of the Independent Directors and the Liberty Directors (if applicable) designated as provided in Section 2.1.1 above to be elected to the Board, and the Company agrees to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board as provided herein. Notwithstanding any other provision in this Agreement to the contrary, no Stockholder shall be required to elect any particular nominee for the Liberty Nominated Director position or any of the Independent Director positions.

          2.1.3     Removal.  A director may be removed only by the party or
                    -------
parties that originally designated or nominated the director, or in the case of any Independent Director, by agreement of Station Partners, SPE and Liberty. Upon the written request of SPE, Liberty or Station Partners, each Stockholder shall vote or act by written consent (and cause each of its Affiliates to vote or act by written consent, if applicable), with respect to, all shares of Holder's Company Stock beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove any director designated or nominated by such requesting party.

          2.1.4     Filling Vacancies.  In the event that a vacancy is created
                    -----------------
at any time by the death, disability, retirement, resignation or removal (with or without cause) of any SPE Director, Liberty Nominated Director (if applicable), Station Partners Director, Independent Director or Liberty Director (if applicable), the party or parties originally designating or designating for nomination such director (as the case may be) shall have the right to designate or designate for nomination a replacement director to fill such vacancy in accordance with the procedures set forth in Sections 2.1.1 and 2.1.2.

          2.1.5     Additional Agreements.  Each Stockholder agrees not to, and
                    ---------------------
to cause each of its Affiliates not to, directly or indirectly, alone or in concert with others (without the consent of each other Stockholder):

                    (a) Seek election to, seek to place a representative on, or seek the removal of any member of, the Board, except pursuant to Sections 2.1.1,
2.1.3 and 2.1.4; or

                    (b) Deposit any shares of Holder's Company Stock in a voting trust or subject any shares of Holder's Company Stock to any arrangement or agreement with respect to the voting of such shares (other than pursuant to the Liberty Proxy, the Station Partners LLC Agreement, the TLMD LLC Agreement and this Agreement (including, but not limited to, pledges pursuant to Sections 3.3.1(b), 3.3.2(f) and 3.3.5(c) hereof) or as may otherwise be required by the
FCC).

          2.1.6     Termination of Rights and Obligations. (a)  The right of
                    -------------------------------------
each Primary Stockholder to nominate or designate a member or members of the Board or committees of the Board pursuant to this Article 2, and all related obligations of the Company and each other Stockholder with respect thereto contained in this Article 2, the right of a Primary Stockholder to cause the Company to consummate a Qualifying IPO in accordance with Article 6 and all of each Primary Stockholder's rights to consent to Major Decisions pursuant to
Section 2.6 shall terminate as follows:

                         (i)  with respect to one of such Primary Stockholder's
Board member designations, when such Primary Stockholder ceases to beneficially own at least 75% of the

Company Stock beneficially owned by such Primary Stockholder at the date of this Agreement (appropriately adjusted for stock splits, dividends or combinations of shares of Company Stock); and

                         (ii) with respect to all other Primary Stockholder
Board member designations or nominations, a Primary Stockholder's right to consent to the establishment of a Board committee, a Primary Stockholder's right to cause the Company to consummate a Qualifying IPO in accordance with Article 6 or a Primary Stockholder's right to consent to a Major Decision, when such Primary Stockholder ceases to beneficially own at least 50% of the Company Stock beneficially owned by such Primary Stockholder at the date of this Agreement (appropriately adjusted for stock splits, dividends or combinations of shares of Company Stock).

                    (b) Upon the termination of any Primary Stockholder's right to designate a member of the Board or Liberty's right to nominate the Liberty Director, the size of the Board will be reduced accordingly. Upon the termination of any Primary Stockholder's right to nominate an Independent Director, the remaining Primary Stockholders shall jointly nominate such director.

     2.2  Cooperation. Each Stockholder shall vote (or act or not act by written
          -----------
consent with respect to) all of its shares of Holder's Company Stock and shall take all other necessary or desirable actions within its control (including causing its respective designees or nominees to the Board to take all actions or not take such actions required of the Stockholders pursuant to this Agreement, attending all meetings in person or by proxy for purposes of obtaining a quorum, executing all written consents in lieu of meetings and voting to remove members of the Board, as applicable), and the Company shall take all necessary and desirable actions within its control (including calling special Board and Stockholder meetings, as applicable) to effectuate the provisions of this
Article 2.

     2.3  Size of Board of Directors.  Subject to reduction as set forth in
          --------------------------
Section 2.1.6(b), the Company agrees not to take any action that would cause the number of directors constituting the entire Board to be other than nine and each Stockholder agrees to use its best efforts to cause the number of directors constituting the entire Board to remain nine.

     2.4  Board Procedures. The Company and the Stockholders shall each cause
          ----------------
the following procedures to be followed by the Board:

          2.4.1     Meetings. The Board shall hold at least four (4) regularly
                    --------
scheduled meetings per year at such times as may from time to time be fixed by resolution of the Board and no notice (other than the resolution) need be given as to a regularly scheduled meeting. Special meetings of the Board may be held at any time upon 48 hours notice by any director. So long as Liberty owns at least 15% of the outstanding shares of Holder's Company Stock, Liberty shall have the right to receive notice of meetings of the Board. Written notice of the time and place of special meetings shall be delivered personally to each director by reliable overnight courier or communicated to each director by facsimile or other form of recorded communication, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Company or, if it is not so shown on such records or is not readily ascertainable, at that director's residence or usual place of business. In case such notice is delivered by reliable overnight courier, it shall be deemed received within two Business Days following such delivery to the overnight courier. In case such notice is delivered personally or by other form of written communication, it shall be delivered at least 48 hours before the time of the holding of the meeting. Reasonable efforts shall be made to insure that each director actually receives timely notice of any such special meeting. A notice must specify the purpose of any special meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting (which waiver or consent need not specify the purpose of the meeting) or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the Company's records or made a part of the minutes of the meeting. A majority of the directors present may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment shall be given prior to the time of the adjourned meeting to the directors who are not present at the time of the adjournment. Meetings of the Board may be held at any place that has been designated in the notice of the meeting or at such place as may be approved by the Board. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting in such manner constitutes presence in person at such meeting.

          2.4.2     Agenda.  A reasonably detailed agenda shall be supplied to
                    ------
each director reasonably in advance of each meeting of the Board, together with other appropriate documentation with respect to agenda items calling for Board action, to inform adequately the directors regarding matters to come before the Board. Any director wishing to place a matter on the agenda for any meeting of the Board may do so by communicating with the chief executive officer of the Company sufficiently in advance of the meeting of the Board so as to permit timely dissemination to all directors of information with respect to the agenda items.

          2.4.3     Powers of the Board.  Subject to the limitations included in
                    -------------------
this Agreement and the Bylaws of the Company, the Board shall have the power to approve transactions and to act in a manner as is customary for Delaware corporations. In no event shall the Board establish an executive committee, or any other committee of the Board, without the prior written consent of each of the Primary Stockholders.

          2.4.4     Voting.  Subject to the provisions of Section 2.1.3, 2.4.5,
                    ------
2.7.2 and 2.7.3 hereof, all actions of the Board shall require a majority of the votes entitled to be cast as if all directors were present.

          2.4.5     Subsidiaries.  The Board shall also be the board of
                    ------------
directors of each Subsidiary of the Company; provided, however, that the Board
                                             --------  -------
may, by majority vote including at least one SPE Director, one Liberty Director and three Station Partners Directors, decide to change the composition of the board of directors of any Subsidiary. The procedures set forth in this Section
2.4 shall govern the operations of the boards of directors of each Subsidiary of the Company.

     2.5  Officers. Subject to the limitations included in this Agreement, the
          --------
Bylaws and the Certificate of Incorporation, day-to-day management of the operations of the Company shall be delegated to the officers of the Company who will (except as otherwise specified herein) exercise such powers and perform such duties as shall be determined from time to time by the Board, and who will act in good faith to operate the Company's business in accordance with the Budget and in a manner reasonably designed to achieve the goals of the Business Plan. The Board shall not delegate to any officers of the Company the authority to conduct business in any manner other than as set forth in the first sentence of this Section 2.5. The officers of the Company shall consist of a chief executive officer, a chief financial officer, and such other officers as the Board determines from time to time to be appropriate ("Management"). The chief executive officer shall report to the Board and all other officers shall report to the chief executive officer or another officer designated by him or her. Each Stockholder agrees that the appointment and remuneration or dismissal of the chief executive officer and chief financial officer shall be made only on the recommendation of Station Partners and the unanimous written approval of both Station Partners and SPE.

     2.6  Major Decisions.  Except as set forth in the last sentence of this
          ---------------
Section 2.6, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, take any action constituting a Major Decision without the unanimous written approval of the Primary Stockholders. In addition, each Stockholder agrees that it will not approve any Merger Event (as defined in the Certificate of Incorporation) where the Company would not have sufficient funds to redeem shares of Preferred Stock in accordance with the Certificate of Designation. Any determination not specifically included in the definition of "Major Decision" or otherwise specifically identified in this Agreement as requiring approval of more than a majority of the Board or a majority of the votes entitled to be a cast at a meeting of the Stockholders shall, except to the extent required by the DGCL, be made by the Board acting by majority vote of the authorized number of directors.

     2.7  Conduct of Business; Approval of Business Plan and Budget.
          ---------------------------------------------------------

          2.7.1     Conduct of Business. The Stockholders each agree and shall
                    -------------------
cause the Board and Management to act in good faith to operate the Company and its Subsidiaries in accordance with the Budget and in a manner reasonably designed to achieve the goals of the Business Plan.

          2.7.2     Approval of Business Plan.  The Stockholders have agreed on
                    -------------------------
the initial business plan (the "Business Plan") of the Company and its Subsidiaries, covering the period from December 15, 2000 until December 31, 2001. The Stockholders agree that the Business Plan shall not be amended or modified except with 2/3 approval of the members of the Board.

          2.7.3     Approval of the Budget.  The Stockholders have agreed that
                    ----------------------
the budget of the Company and its Subsidiaries, covering the period from December 15, 2000 until December 31, 2001, will be based on the business plans currently in place for Telemundo Holdings, Inc. and Network Group and their Subsidiaries. On or prior to the date which is thirty (30) days before the end of each calendar year, commencing with the calendar year ending December 31, 2001, the chief executive officer of the Company shall present to the Board and Stockholders a budget for the following calendar year. The budget as presented by the chief executive officer of the Company shall become the budget (the "Budget") for such calendar year only when approved by 2/3 of the members of the Board and, if required by the provisions of this Section 2.7.3, approved by the Stockholders and shall not be effective or be implemented until such approval is obtained. If, prior to the consummation of an IPO, the Board and, if applicable, the Stockholders, do not approve the Budget for any calendar year prior to March 1 of such year, then the Budget for that calendar year shall be the Budget from the prior calendar year (excluding the prior year's extraordinary and nonrecurring items, but including any contractually obligated or legally required commitments or expenditures for the prior year in the Business Plan), adjusted by a five percent (5%) increase in all fixed expenses together with an adjustment of all variable expenses, such as utilities and insurance, in accordance with the projected variances in their bases and contractual commitments in accordance with their terms and excluding any extraordinary expenses with respect to station acquisitions (a "Rollover Budget"). Each Budget shall be approved by 2/3 of the members of the Board and shall not require the approval of the Stockholders except if, during the 12 month period immediately preceding the date of submission of such Budget for approval, Telemundo Group, Inc. has been in non-compliance (without giving effect to any waivers or modifications within such 12 month period) under one or more of the material financial covenants contained in the Senior Credit Facility (unless Telemundo Group, Inc. shall have been in compliance with such covenants (without giving effect to any waivers or modifications to such covenants within such 12 month period) for the two fiscal quarters immediately preceding the submission of such Budget for approval).

     2.8  Shares Held by Stockholder Controlled Affiliates. Each of the
          ------------------------------------------------
Stockholders agrees that in the event any shares of Company Stock are held by any of its Stockholder Controlled Affiliates that are the Permitted Transferees of such Stockholder's Company Stock (whether as of the date of this Agreement or at some other date as a result of a Transfer in accordance with Section 3.3), the Stockholder and such Stockholder Controlled Affiliates that hold such shares shall be treated as one Stockholder for the purposes of all provisions of this Agreement. The Stockholders acknowledge and agree that (i) with respect to Liberty, Liberty TelemundoNet is a Permitted Transferee, and a Stockholder Controlled Affiliate, of Liberty, and (ii) with respect to SPE, SPE Mundo is a Permitted Transferee, and a Stockholder Controlled Affiliate, of SPE. Each Stockholder agrees that it will cause its applicable Stockholder Controlled Affiliates that are Permitted Transferees of such Stockholder's Company Stock to agree to be bound by the terms and conditions of this Agreement and that to the extent the Stockholder is entitled to make decisions pursuant to this Agreement, such decisions shall be made by the Stockholder or one of its designated Stockholder Controlled Affiliates on behalf of both the Stockholder and its Stockholder Controlled Affiliates if such Stockholder Controlled Affiliates are the Permitted Transferees of such Stockholder's Company Stock. In addition, to the extent that any determination to be made under this Agreement is based on the number of shares held, then all of the shares of Company Stock held by any Stockholder Controlled Affiliate that is a Permitted Transferee of all or a portion of such Stockholder's Company Stock shall be treated, for all purposes, as if held by the Stockholder party to this Agreement. All Company Stock that is subject to a conditional or collateral transfer in connection with a bona fide pledge, forward sale or similar bona fide financing transaction shall be treated as beneficially held by the Stockholder, until such time, if ever, that such Company Stock has been foreclosed upon or such forward sale or similar financing transaction has been consummated and in connection therewith the Company Stock has been sold, assigned, conveyed, transferred or otherwise disposed of to the financing source or its assignee such that the financing source or its assignee has become the record holder of such Company Stock.

                                   ARTICLE 3

                           RESTRICTIONS ON TRANSFER

     3.1  General Prohibition on Transfer of Company Stock. Except for Permitted
          ------------------------------------------------
Transfers, no Stockholder nor any of its Permitted Transferees shall be entitled to Transfer (including, in the case of Council Tree, Bastion, BCF, VII and Bron Trust, by way of any Transfer of an interest in Station Partners) any of the shares of Company Stock or any interest therein held directly or indirectly by it. Any attempted Transfer of shares of Company Stock other than a Permitted Transfer shall be void ab initio and the Company shall not register any such purported Transfer on its share register and such a purported Transfer (including, in the case of Council Tree,

Bastion, BCF, VII and Bron Trust, by way of any Transfer of an interest in Station Partners) shall constitute a breach of this Agreement. After the consummation of any Permitted Transfer of any shares of Company Stock, the shares of Company Stock so Transferred shall continue to be subject to the terms and provisions of this Agreement (other than shares of Company Stock Transferred pursuant to Sections 3.3.1(c), 3.3.2(b), or 3.3.5(d)) and any further Transfers shall be required to comply with all the terms and provisions of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, any Permitted Transferee, other than a Stockholder who acquires such Stockholder's shares of Company Stock pursuant to the provisions of Section 3.3.2(a), shall not be entitled to consent (nor shall its consent be required) to any Major Decision as set forth in Section 2.6 or any of the matters referred to in Sections 2.5, 2.7.2, 2.7.3, 9.1 and 9.16.

      3.2 Permitted Transferees.  Subject to the terms of this Agreement, any
          ---------------------
Permitted Transferee of a Stockholder (including, in the case of Council Tree, Bastion, BCF, VII and Bron Trust, by way of any Transfer of an interest in Station Partners) shall be subject to the terms and conditions of this Agreement as if such Permitted Transferee were SPE (in the case where SPE or a Permitted Transferee of SPE is the Transferor), Liberty (in the case where Liberty or a Permitted Transferee of Liberty is the Transferor), Station Partners (in the case where Station Partners or a Permitted Transferee of Station Partners is the Transferor), Council Tree (in the case where Council Tree or a Permitted
           -
Transferee of Council Tree is the Transferor), BV Capital (in the case where BV Capital or a Permitted Transferee of BV Capital is the Transferor), TLMD or VII or Bron Trust or Bastion or BCF (in the case where TLMD or VII or Bron Trust or Bastion or BCF or a Permitted Transferee of TLMD or VII or Bron Trust or Bastion or BCF is the Transferor). Prior to the initial acquisition of beneficial ownership of any Company Stock by any Permitted Transferee (including, without limitation, by way of any Transfer of an interest in Station Partners) and as a condition thereto, each Stockholder, Council Tree, Bastion, BCF, VII and Bron Trust, as the case may be, agrees to cause its respective Permitted Transferees to agree in writing with the other Parties hereto to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence. A Permitted Transfer shall not release any Stockholder, Council Tree, Bastion, BCF, VII or Bron Trust from any liability that such Person may have to the other Parties to this Agreement prior to the date of such Transfer, but shall release the Transferor from all future obligations accruing under this Agreement after the date of Transfer provided the Permitted Transferee assumed all such obligations of the Transferor hereunder.

      3.3 Permitted Transfers.  The following Transfers of shares of Company
          -------------------
Stock shall be permitted ("Permitted Transfers"):

          3.3.1     Station Partners. In the case of Station Partners and its
                    ----------------
Permitted Transferees:

                    (a)  Put/Call Agreement. A Transfer of shares of Company
                         ------------------
Stock held by it effected pursuant to the express provisions of the Station Partners Put/Call Agreement and the Station Partners Preferred Put/Call Agreement.

                    (b)  Bona Fide Pledges. A pledge of shares of Company Stock
                         -----------------
by Station Partners (or a pledge of the membership interests of Station Partners by the members thereof) to a financial institution and, in connection with a pledge by Station Partners, an assignment or transfer of the associated put rights to such financial institution, in a bona fide transaction, provided, that
(i) no such pledgee shall be permitted to foreclose on such pledge before December 15, 2002, or to exercise any voting rights with respect to the Company Stock or membership interests, as the case may be, and (ii) any pledgee shall agree to provide ten days prior written notice to each Stockholder and the Company of its intent to foreclose on the Company Stock or membership interests, as the case may be, and any such foreclosure shall be subject, as applicable, to the rights of Liberty and SPE to give a call notice under the Station Partners Put/Call Agreement or Station Partners Preferred Put/Call Agreement and purchase such stock pursuant to the Station Partners Put/Call Agreement or Station Partners Preferred Put/Call Agreement.

                    (c)  Partial Transfers.  A Transfer of any portion of
                         -----------------
Station Partners' Company Stock pursuant to the express provisions of the demand and piggyback registration rights granted in the Registration Rights Agreement or following an IPO pursuant to Rule 144 of the Securities Act, if Station Partners has complied with the provisions of Section 3.3.9.

                    (d)  Transfers after Two Years.  A Transfer of all (but not
                         -------------------------
less than all) of Station Partners' Company Stock after December 15, 2002 if Station Partners has complied with the provisions of Sections 3.3.6, 3.3.7 and 3.3.8.

           3.3.2    SPE or Liberty.  In the case of SPE or Liberty,
                    --------------
individually, or their Permitted Transferees:

                    (a)  Transfers to Controlled Affiliates.  Transfers of all
                         ----------------------------------
or any portion of the shares of Company Stock held by it, directly or indirectly through a Transfer of equity ownership in such Stockholder, to a Controlled Affiliate of such Stockholder, provided there is no Change in Control resulting therefrom.

                    (b)  Partial Transfers.  A Transfer of any portion of such
                         -----------------
Stockholder's Company Stock pursuant to the express provisions of the demand and piggyback registration rights granted in the Registration Rights Agreement or following an IPO pursuant to Rule 144 of the Securities Act, if such Stockholder has complied with the provisions of Section 3.3.9.

                    (c)  Transfers after Two Years.  A Transfer of all (but not
                         -------------------------
less than all) of such Stockholder's Company Stock after December 15, 2002, if such Stockholder has complied with the provisions of Sections 3.3.6, 3.3.7 and 3.3.8; provided that if SPE transfers all or any portion of the shares of Company Stock held by it, then SPE Mundo must comply with all of its obligations under the Network Group Operating Agreement and concurrently Transfer the same proportion of its membership interest in Network Group (or if SPE transfers all of the shares of Company Stock held by it, then SPE Mundo shall concurrently Transfer all of the shares of Class A Common Stock received upon exchange of such membership interest in accordance with the Exchange Agreement).

                    (d)  Corporate Reorganizations, Sales of Assets, Spin-offs.
                         -----------------------------------------------------
Transfers of all but not less than all of the shares of Company Stock held by it as part of a Transfer of a larger group of assets (the "Transferred Assets"), which Transfer may be effected through a corporate reorganization, a sale of assets, distribution of equity shares or otherwise, (1) if the Transferred Assets constitute a business which is engaged principally in the media, entertainment, cable or telecommunications business, and (2) the value of the Transferred Assets (other than the shares of Company Stock Transferred by such Stockholder) at the time of Transfer comprise at least 85% of the value of the assets of the Stockholder (including the shares of Company Stock Transferred by such Stockholder).

                    (e)  Compliance with Regulatory Restrictions. Transfers of
                         ---------------------------------------
all or any portion of the shares of Company Stock held by it if such Transfer is necessary in order to comply with restrictions imposed upon the ownership by such Stockholder (or any of its Affiliates) of the Company Stock by any federal or state law, rule or regulation or any final judicial decree or order issued by any federal or state court of competent jurisdiction if (i) such compliance cannot be achieved by a restructuring of such Stockholder's interest in the Company, and (ii) such Stockholder first complies with the provisions set forth in 3.3.6 through 3.3.9 as applicable below; provided, however, that nothing shall require such Stockholder to modify any internal relationship or relationship with Affiliates, divest or limit its rights with respect to any assets, agree to any restriction of its activities or modify any transaction with other Affiliates in order to continue to hold and vote its interest in the Company.

                    (f)  Bona Fide Pledges.  A pledge of shares of Company Stock
                         -----------------
by it to a financial institution and, in connection with a pledge of the shares of Company Stock by SPE or Liberty, the assignment or transfer of the associated call rights to such financial institution, in a bona fide transaction, provided, that (i) no such pledgee shall be permitted to foreclose on such pledge before December 15, 2002, or to exercise any voting rights with respect to the Company Stock, and (ii) any pledgee shall agree to provide ten days prior written notice to each Stockholder and the Company of its intent to foreclose on the Company Stock.

          3.3.3     Council Tree.  In the case of Council Tree and its Permitted
                    ------------
Transferees, a Transfer (either directly or indirectly through a Transfer by a Council Tree Entity of all or any portion of its membership interests in Station Partners to another Council Tree Entity) of all but not less than all of the shares of Company Stock held by it to a Council Tree Entity, provided (i) such Transfer does not require any filing with the FCC of a long-form change of control or license transfer application under the Communications Act, (ii) such Transfer does not, directly or indirectly, result in any requirement that any party be required to modify any internal relationship or relationship with any of its Affiliates, divest or limit its rights with respect to any assets, agree to any restriction of its activities or modify any transaction with other Affiliates in order to continue to hold its interest in the Company and (iii) such Transfer does not result, to Council Tree's knowledge, in any increase in alien ownership of the Company Stock of the Company from the amount represented in the Contribution Agreement.

           3.3.4    Bastion, BCF, VII and Bron Trust.
                    --------------------------------

                    (a) In the case of Bastion, BCF, VII and Bron Trust and their respective Permitted Transferees, a Transfer of all or any portion of the membership interests of Station Partners held by Bastion, BCF or VII or Bron Trust, as the case may be, to a Bastion Controlled Affiliate, provided (i) such Transfer does not require any filing with the FCC of a long-form change of control or license transfer application under the Communications Act, (ii) such Transfer does not, directly or indirectly, result in any requirement that any party be required to modify any internal relationship or relationship with any of its Affiliates, divest or limit its rights with respect to any assets, agree to any restriction of its activities or modify any transaction with other Affiliates in order to continue to hold its interest in the Company and (iii) such Transfer does not result, to Bastion's or BCF's or Bron Trust's or VII's knowledge, as the case may be, in any increase in alien ownership of the Company Stock of the Company from the amount represented in the Contribution Agreement.

                    (b)  Transfers after Four Years.  If the put or call under
                         --------------------------
the Station Partners Put/Call Agreement has not been exercised on or prior to August 12, 2005, Bastion or BCF or VII or Bron Trust, as the case may be, may sell its membership interest in Station Partners to a third party approved by each of Liberty and SPE. Further, each of Council Tree, BV Capital, TLMD, Liberty and SPE agree to use its commercially reasonable efforts to identify a mutually acceptable purchaser of Bastion's or BCF's or VII's or Bron Trust's, as the case may be, membership interests in Station Partners and to cooperate with Bastion or BCF or VII or Bron Trust, as the case may be, in its attempts to effect such Transfer (which covenant shall not obligate any of TLMD, Liberty, SPE, Council Tree or BV Capital to incur any costs in furtherance hereof or provide any consent or approval hereunder).

           3.3.5    BV Capital and TLMD.   In the case of BV Capital or TLMD and
                    -------------------
their respective Permitted Transferees:

                    (a)  Put/Call Agreement.  A Transfer of all but not less
                         ------------------
than all of the shares of Company Stock held by BV Capital or TLMD, as the case may be, effected pursuant to the express provisions of the BV Capital Put/Call Agreement or TLMD Put/Call Agreement, as the case may be.

                    (b)  Transfers to a BV Capital Controlled Affiliate or a
                         ---------------------------------------------------
Bastion Controlled Affiliate. A Transfer of all or any portion of the shares of
----------------------------
Company Stock held by BV Capital or TLMD, as the case may be, to, in the case of BV Capital, a BV Capital Controlled Affiliate or in the case of TLMD, a Bastion Controlled Affiliate, provided (i) such Transfer does not require any filing with the FCC of a long-form change of control or license transfer application under the Communications Act, (ii) such Transfer does not, directly or indirectly, result in any requirement that any party be required to modify any internal relationship or relationship with any of its Affiliates, divest or limit its rights with respect to any assets, agree to any restriction of its activities or modify any transaction with other Affiliates in order to continue to hold its interest in the Company and (iii) such Transfer does not result, to the knowledge of BV Capital or TLMD, as the case may be, in any increase in alien ownership of the Company Stock of the Company from the amount represented in the Contribution Agreement.

                    (c)  Bona Fide Pledges, Etc.  (1) In the case of BV Capital,
                         -----------------------
(i) a pledge or, subject to the approval of SPE and Liberty (which approval shall not be withheld or delayed, other than for a reasonable belief, after consultation with legal counsel, that the proposed financing transaction would unduly delay or jeopardize consummation of any material pending transaction of the Company after the date hereof or would result in a breach of Section 8.1 hereof), a substantially similar financing or other Encumbrance (as defined in the Contribution Agreement) of BV Capital's or a BV Capital Controlled Affiliate's (excluding in each case, Bastion or BCF or a Bastion Controlled Affiliate with respect to Station Partners Company Stock) Company Stock (subject to reasonable and customary terms to be negotiated in good faith with the source of such financing including reasonable and customary restrictions against transfers in connection with foreclosure, physical settlement of any prepaid forward transaction, or any similar transaction needed to ensure compliance with FCC regulations); and (ii) a pledge of BV Capital's or a BV Capital Controlled Affiliate's interest in the BV Capital Put/Call Agreement or other transaction pursuant to the first sentence of Section 6(d) of the BV Capital Put/Call Agreement.

                         (2)  In the case of TLMD, a pledge of shares of Company
Stock by TLMD to a financial institution and, in connection with a pledge by TLMD, an assignment or transfer of the associated put rights to such financial institution, in a bona fide transaction, provided, that (i) no such pledgee shall be permitted to foreclose on such pledge before December 15, 2002, or to exercise any voting rights with respect to the Company Stock, and (ii) any pledgee shall agree to provide ten days prior written notice to each Stockholder and the Company of its intent to foreclose on the Company Stock, and any such foreclosure shall be subject to the rights of Liberty and SPE to give a call notice under the TLMD Put/Call Agreement and purchase such stock pursuant to the TLMD Put/Call Agreement.

                    (d)  Transfers.  A Transfer of all or any portion of BV
                         ---------
Capital's Company Stock or TLMD's Company Stock effected after the earlier of an IPO and December 15, 2002, if BV Capital or TLMD, as the case may be, has complied with the provisions of Section 3.3.9. Notwithstanding the foregoing, to the extent an Early Liberty Put (as defined in the BV Capital Put/Call Agreement) has been consummated in accordance with the BV Capital Put/Call Agreement, BV Capital shall not Transfer less than all of BV Capital's Company Stock unless the BV Capital Put/Call Agreement has been terminated.

                    (e)

          3.3.6     Right of First Offer - Complete Transfers.  Prior to a
                    -----------------------------------------
Primary Stockholder effecting a Transfer pursuant to the provisions of Sections 3.3.1(d) or 3.3.2(c), the Primary Stockholder (each, an "Offering Stockholder") intending to effect such Transfer must meet the following conditions: (i) all shares held by it are sold in the same transaction to a single purchaser, (ii) such shares must be sold to a third party other than a Primary Stockholder (subject to the rights of Stockholders under Section 3.3.8 below), (iii) such shares must be sold in a bona fide transaction and (iv) the Offering Stockholder must comply with the terms of Section 3.3.8.

                    The Offering Stockholder intending to effect such Transfer (the "Transferring Stockholder") shall deliver written notice thereof (a "First Offer Notice") to each other Primary Stockholder (each, an "Offeree Stockholder") setting forth the number of shares of Company Stock to be sold and the purchase price proposed by the Transferring Stockholder and any other terms of the transaction (collectively, the "Proposed Price"). Upon receipt of the First Offer Notice, the Offeree Stockholders shall have the right to purchase (subject to necessary regulatory approvals) such Company Stock at the Proposed Price. For a period of thirty (30) days following receipt by each Offeree Stockholder of a First Offer Notice (the "First Offer Period"), each Offeree Stockholder may elect, by the delivery of written notice of such election to the Transferring Stockholder and to each other Offeree Stockholder (the "First Offer Election Notice") within such First Offer Period, to purchase such shares of Company Stock at a price equal to the Proposed Price. If any Offeree Stockholder duly and timely delivers a First Offer Election Notice to the Transferring Stockholder and each other Offeree Stockholder in respect of any shares of Company Stock during the First Offer Period, then the Transferring Stockholder shall be obligated to sell such shares to the Offeree Stockholder, and the Offeree Stockholder shall be obligated to purchase such shares of Company Stock from the Transferring Stockholder, free and clear of all liens (other than obligations assumed pursuant to this Agreement). Each other Offeree Stockholder shall have an additional five (5) days from receipt of the First Offer Election Notice to also deliver a First Offer Election Notice to participate in such purchase. If more than one Offeree Stockholder delivers a First Offer Election Notice, each such Offeree Stockholder shall be entitled to purchase its pro rata portion of the shares of Company Stock offered (based upon the number of shares of Company Stock then held by the Offeree Stockholders electing to participate in such sale). The purchase of any shares of Company Stock by any Offeree Stockholder shall be consummated on or before the sixtieth (60th) day after the First Offer Notice is delivered by the Transferring Stockholder or if regulatory approvals are required, then the earlier of (i) 15 days after the receipt of such regulatory approvals or the date after such party has abandoned good faith attempts to obtain regulatory approvals and (ii) six months from such First Offer Notice. If none of the Offeree Stockholders duly and timely delivers a First Offer Election Notice, or if the Offeree Stockholders electing to purchase fail to close such purchase as required, then the Transferring Stockholder shall have the right to sell such shares of Company Stock to a third party on terms no less favorable than those provided in the First Offer Notice within 30 days from the date a First Offer Election Notice was due or from the expected date of the closing, or if regulatory approvals are required, then the earlier of (i) 15 days after the receipt of such regulatory approvals or the date after such party has abandoned good faith attempts to obtain regulatory approvals and (ii) six months from the first date the Transferring Stockholder has the right to sell such shares. The Offeree Stockholder's ownership of the Company Stock shall comply with restrictions imposed upon ownership by such Stockholder (or any of its Affiliates or Ultimate Parent Entity) of the Company Stock by any federal or state law, rule or regulation or any final judicial decree or order issued by any federal or state court of competent jurisdiction.

           3.3.7    Drag Along Rights.
                    -----------------

                    (a) After December 15, 2002, if any two Primary Stockholders desire to sell all of the Company Stock for a price per share reflecting a valuation of the Company on a Fully Diluted basis of not less than $2.178 billion (the "Selling Primary Stockholders"), such Selling Primary Stockholders may deliver a written notice (the "Drag Along Notice") of the bona fide transaction setting forth the price and any other terms of the transaction to all other Stockholders. Upon receipt of the Drag Along Notice, the other Stockholders, together with the Selling Primary Stockholders delivering such Drag Along Notice, shall be obligated to sell their Company Stock at the price and on the terms contained in such Drag Along Notice.

                    (b) The Selling Primary Stockholders shall deliver the Drag Along Notice to each other Stockholder at least 30 days prior to the scheduled closing of such sale. The Drag Along Notice shall: (i) identify the "Buyer(s)";
(ii) state the purchase price to be paid; and (iii) summarize all material terms and conditions of the offer and all other transactions and agreements directly or indirectly conditioned upon or otherwise related to the sale of all of the Company Stock thereunder. Each other Stockholder shall effect its sale of all of its Company Stock by delivering to the Selling Primary Stockholders on or before the date scheduled for such sale, a stock certificate or certificates, which represent all of the Company Stock of such Stockholder, together with a limited power-of-attorney authorizing the Selling Primary Stockholders to sell or otherwise dispose of such shares pursuant to the terms of the Drag Along Notice. Such certificate or certificates that each other Stockholder delivers to the Selling Primary Stockholders shall be delivered to the Buyer(s) in consummation of the sale of all of the Company Stock pursuant to the terms and conditions specified in the Drag Along Notice, and the Selling Primary Stockholders shall, or shall cause the Buyer(s) to, concurrently therewith remit to each other Stockholder the purchase price to which each other Stockholder is entitled by reason of its participation in such sale, based on the Company Stock delivered to the Buyer(s). Each other Stockholder shall execute an agreement, in form and substance acceptable to the Selling Primary Stockholders, to be bound by and subject to the same representations, warranties and covenants, terms and conditions in the same form and substantially similar to that contained in any agreements executed by the Selling Primary Stockholders in connection with the sale of all the Company Stock to the Buyer(s) (other than such representations, warranties and covenants, terms and conditions which are unique to each of the Selling Primary Stockholders and other Stockholders); provided, however, no Stockholder will be required to make any indemnity in an amount in excess of the net proceeds received by such Stockholder for any Company Stock sold by such Stockholder pursuant to this Section 3.3.7.

           3.3.8    Tag Along Rights.
                    ----------------

                    (a) After December 15, 2002, if any two Primary Stockholders desire to sell all of their Company Stock in the same transaction (the "Selling Stockholders"), such Selling Stockholders must deliver a written notice of the bona fide transaction (a "Sale Notice") setting forth the price and any other terms of the transaction to all other Stockholders, accompanied by a certificate of the Selling Stockholders certifying the accuracy of the information in the Sale Notice.

                    (b) Each Stockholder shall have the right to sell or include in the sale, that percentage of the number of shares of Company Stock to be sold to the third party equal to the ratio (expressed as a percentage) of (1) the number of shares of Company Stock owned by the Stockholder (calculated on a Fully Diluted basis), as compared with (2) the aggregate number of shares of Company Stock outstanding (calculated on a Fully Diluted basis).

                    (c) Each other Stockholder who elects to sell pursuant to the terms of the Sale Notice (a "Participating Stockholder") shall effect its participation in the sale by delivering to the Selling Stockholders (or such other Person as may be designated by the Selling Stockholders) within sixty (60) days of receipt of the Sale Notice, a stock certificate or certificates which represent the Company Stock which such Participating Stockholder has determined to sell in accordance with this Section 3.3.8, together with a limited power-of-attorney authorizing the Selling Stockholders to sell or otherwise dispose of such shares pursuant to the terms of the Sale Notice. Such certificate or certificates that the Participating Stockholder delivers to the Selling Stockholders shall be delivered to such buyer in consummation of the sale of the Company Stock pursuant to the terms and conditions specified in the Sale Notice, and the Selling Stockholder shall, or shall cause the buyer to, concurrently therewith remit to such Participating Stockholder that purchase price to which the Participating Stockholder is entitled by reason of its participation in such sale, based on the Company Stock delivered to the buyer. The Participating Stockholder shall execute an agreement, in form and substance acceptable to the Selling Stockholders, to be bound by and subject to the same representations, warranties and covenants, terms and conditions in the same form and substantially similar to that contained in any agreements executed by the Selling Stockholders in connection with the sale of the Selling Stockholders' Company Stock to the buyer(s) (other than such representations, warranties and covenants, terms and conditions which are unique to the Selling Stockholders); provided, however, no Participating Stockholder will be required to make any indemnity in an amount in excess of the net proceeds received by such Participating Stockholder for any Company Stock sold by such Participating Stockholder pursuant to this Section 3.3.8.

          3.3.9     Right of First Offer - Certain Other Transfers, Including
                    ---------------------------------------------------------
Partial Transfers.  Prior to effecting a Transfer pursuant to the provisions of
-----------------
Sections 3.3.1(c), 3.3.2(b), 3.3.4(b) or 3.3.5(d), the Stockholder intending to effect such Transfer (the "Selling Partial Stockholder") must meet the following conditions: (i) such shares must be sold in a bona fide transaction and (ii) the Selling Partial Stockholder must comply with the terms of this Section 3.3.9.

     The Selling Partial Stockholder shall deliver written notice thereof (a "First Offer Partial Notice") to each of the other Stockholders (each, a "Partial Offeree Stockholder") setting forth the number of shares of Company Stock to be sold and the purchase price proposed by the Selling Partial Stockholder and any other terms of the transaction (collectively, the "Initial Proposed Price"). Upon receipt of the First Offer Partial Notice, the other Stockholders shall have the right to purchase such Company Stock at the Initial Proposed Price. For a period of two business days following receipt by each Partial Offeree Stockholder of a First Offer Partial Notice (the "Partial First Offer Period"), each Partial Offeree Stockholder may elect, by the delivery of written notice of such election to each other Stockholder (the "First Offer Partial Election Notice") within such Partial First Offer Period, to purchase such shares of Company Stock at a price equal to the Initial Proposed Price. If any Partial Offeree Stockholder duly and timely delivers a First Offer Partial Election Notice to each other Stockholder in respect of any shares of Company Stock during the Partial First Offer Period, then the Selling Partial Stockholder shall be obligated to sell such shares to the Partial Offeree Stockholder, and the Partial Offeree Stockholder shall be obligated to purchase such shares of Company Stock from the Selling Partial Stockholder, free and clear of all liens (other than obligations assumed pursuant to this Agreement). If more than one Partial Offeree Stockholder delivers a First Offer Partial Election Notice during the Partial First Offer Period, each such Partial Offeree Stockholder shall be entitled to purchase its pro rata portion of the shares of Company Stock offered (based upon the number of shares of Company Stock then held by the Partial Offeree Stockholders electing to participate in such sale). The purchase of any shares of Company Stock by any Partial Offeree Stockholder shall be consummated on or before the fifth (5th) business day after the First Offer Partial Notice is delivered by the Selling Partial Stockholder or if regulatory approvals are required, then the earlier of (i) three (3) business days after the receipt of such regulatory approvals or the date after such party has abandoned good faith attempts to obtain regulatory approvals and (ii) six
(6) months from such notice; provided, however, that the Selling Partial Stockholder shall not be obligated to sell the Company Stock to any Partial Offeree Stockholder if the regulatory approvals for such sale are anticipated to take longer than the regulatory approvals required for the sale to the Selling Partial Stockholder's intended third party purchaser. If none of the Partial Offeree Stockholders duly and timely delivers a First Offer Partial Election Notice, or if the Partial Offeree Stockholders electing to purchase fail to close such purchase as required, or if the Selling Partial Stockholder is not obligated to sell to a Partial Offeree Stockholder pursuant to the proviso in the prior sentence, then the Selling Partial Stockholder shall have the right to sell such shares of Company Stock to a third party on terms no less favorable than those provided in the First Offer Partial Notice within 30 days from the date a First Offer Partial Election Notice was due or from the expected date of the closing, or if regulatory approvals are required, then the earlier of (i) 15 days after the receipt of such regulatory approvals or the date after such has abandoned good faith attempts to obtain regulatory approvals and (ii) six months from the first date the Selling Partial Stockholder has the right to sell such shares. Notwithstanding anything to the contrary contained in this Section 3.3.9, if the Selling Partial Stockholder intends, pursuant to the First Offer Partial Notice, to sell the Company Stock in the public trading markets (after the Company's IPO), and if none of the Partial Offeree Stockholders duly and timely delivers a First Offer Partial Election Notice, or if the Partial Offeree Stockholders electing to purchase fail to close such purchase as required, or if the Selling Partial Stockholder is not obligated to sell to a Partial Offeree Stockholder pursuant to the proviso in the sentence before the prior sentence, the Selling Partial Stockholder may sell the Company Stock to a third party at a price that is no less favorable than the then current closing sales price, even if it is less favorable to the Selling Partial Stockholder than the price provided in the First Offer Partial Notice. The Partial Offeree Stockholder's ownership of the Company Stock shall comply with restrictions imposed upon ownership by such Stockholder (or any of its Affiliates or Ultimate Parent Entity) of the Company Stock by any federal or state law, rule or regulation or any final judicial decree or order issued by any federal or state court of competent jurisdiction.

                                   ARTICLE 4

                                 CAPITAL CALLS

     4.1  Mandatory Capital Calls. (a) Prior to the consummation of an IPO, the
          -----------------------
chief executive officer of the Company (or if none, the most senior operating officer in place) or a majority of the Board shall have the right to call (each, a "Mandatory Capital Call") the Common Stockholders to contribute and the Common Stockholders shall be obligated to contribute to the capital of the Company for the purpose of providing for the operating needs of the Company pursuant to the approved Business Plan and Budget and for the purpose of acquiring stations; provided, that (i) Mandatory Capital Calls shall be called from all Common Stockholders simultaneously, (ii) each Common Stockholder shall contribute an amount equal to 86.3711% of the Mandatory Capital Call multiplied by its Proportionate Share, (iii) no Common Stockholder shall be required to contribute pursuant to a Mandatory Capital Call in excess of the Aggregate Maximum Contribution Amount (as defined below), (iv) notice of a Mandatory Capital Call must be delivered to the Common Stockholders at least 60 days prior to the date of contribution and (v) a Special Mandatory Capital Call (as defined below) shall not be deemed to be a Mandatory Capital Call. To the extent Telemundo Sub is required to make any Mandatory Capital Calls under the Network Group Operating Agreement, the Company shall fund such Mandatory Capital Calls with the first dollars received from any Common Stockholders pursuant to this Section 4.1(a) until such requirements are fulfilled.

     (b) Prior to the consummation of an IPO and upon the unanimous approval of the Common Stockholders, the chief executive officer of the Company (or if none, the most senior operating officer in place) or a majority of the Board shall call (each, a "Special Mandatory Capital Call") the Common Stockholders to contribute and the Common Stockholders shall be obligated to contribute to the capital of the Company the applicable amount so approved by the Common Stockholders; provided, that (i) except as otherwise agreed by the Common Stockholders, Special Mandatory Capital Calls shall be called from all Common Stockholders simultaneously, (ii) each Common Stockholder shall contribute the amount so approved with respect to such Common Stockholder, (iii) notice of a Special Mandatory Capital Call must be delivered to the Common Stockholders at least 60 days prior to the date of contribution, (iv) Special Mandatory Capital Calls are not subject to the Total Maximum Contribution Amount (as defined below) and (v) a Mandatory Capital Call shall not be deemed to be a Special Mandatory Capital Call. To the extent Telemundo Sub is required to make any Special Mandatory Capital Calls under the Network Group Operating Agreement, the Company shall fund such Special Mandatory Capital Calls with the first dollars received from any Common Stockholders pursuant to this Section 4.1(b) until such requirements are fulfilled. Notwithstanding anything to the contrary herein, the capital contributions made to the Company on or prior to the date hereof for the purpose of purchasing the Preferred Stock shall be deemed for all purposes under this Agreement to be Special Mandatory Capital Calls, except to the extent set forth in Section 4.2 below.

     4.2  Aggregate Maximum Contribution Amount. As to each Common Stockholder,
          -------------------------------------
the "Aggregate Maximum Contribution Amount" shall mean each Common Stockholder's Proportionate Share of an amount equal to the product of 86.3711% (the "Contribution Percentage") and $65 million (the "Total Maximum Contribution Amount"); provided, however, upon an exchange by SPE Mundo of all of its Network
          --------  -------
Group Class B Membership Interests under the Network Group Operating Agreement into Class A Common Stock, the Aggregate Maximum Contribution Amount shall equal each Common Stockholder's Proportionate Share of the Total Maximum Contribution Amount. Any partial exchange by SPE Mundo of a part of its Network Group Class B Membership Interests shall require an appropriate adjustment to the Contribution Percentage.

If any Common Stockholder fails to contribute its allocable portion of a Mandatory Capital Call or the amount of its approved Special Mandatory Capital Call or, after written notice and an opportunity to cure (which opportunity to cure shall be set forth in such notice and shall provide a cure period of not less than 30 days from the receipt of notice) then upon the Transfer of substantially all of such Common Stockholder's Company Common Stock, either (i) if such Transfer is pursuant to the applicable Put/Call Agreement, the Pay Out Amount (as defined in the Station Partners Put/Call Agreement or the BV Capital Put/Call Agreement, as applicable) payable upon exercise of the put or call pursuant to the Station Partners Put/Call Agreement or the BV Capital Put/Call Agreement, as applicable, shall be adjusted as provided in such agreement or
(ii) otherwise, such Common Stockholder shall concurrently with such Transfer pay the Dilution Amount (as defined below) in accordance with Section 4.5. Notwithstanding anything to the contrary contained herein, each of the Parties acknowledges and agrees that neither BV Capital nor Station Partners (with respect to amounts to be contributed to Station Partners by BCF Media in excess of $613,000) was required to contribute its Proportionate Share of the Special Mandatory Capital Call (as defined in the Original Agreement) (the "Preferred Call") pursuant to the terms of the Equity Contribution Agreement, dated as of February 9, 2001, by and among TCG, Council Tree, BCF, BV Capital, SPE, Liberty and Station Partners, contributions pursuant to which have been made as of May 30, 2001 by Station Partners, TLMD, SPE and Liberty in exchange for the issuance of shares of the Company Preferred Stock and in no event shall the failure of either BV Capital or Station Partners (to the extent allocable to BCF Media in excess of $613,000) to make its Proportionate Share of the Preferred Call be considered a Capital Call Default (as defined in the Original Agreement) with respect to BV Capital or Station Partners for purposes of this Agreement, the Station Partners Put/Call Agreement or the BV Capital Put/Call Agreement.



     4.3  Discretionary Capital Call. If the chief executive officer of the
          ---------------------------
Company (or if none, the most senior operating officer in place) or a majority of the Board determines that the Company is in need of funds in excess of the Aggregate Maximum Contribution Amount and has not obtained the necessary approval for a Special Mandatory Capital Call, then either the chief executive officer or the Board may make a capital call (a "Discretionary Capital Call") on not less than sixty (60) days written notice to each Common Stockholder. Each Common Stockholder shall have the right to decline to meet such call. Whether or not all Common Stockholders contribute their Pro Rata portion of the Discretionary Capital Call or less than all Common Stockholders elect to make a contribution (a "Discretionary Capital Contribution"), then the contributions made shall be considered a loan to the Company, bearing interest at an annual rate of 2.0 % over the Prime Rate.

     4.4  Substitute Contributor.  Bastion or BCF shall be entitled to designate
          ----------------------
BV Capital or another Bastion Controlled Affiliate to satisfy the obligations of Station Partners required to be funded by Bastion's or BCF's obligations in connection with Mandatory Capital Calls and Special Mandatory Capital Calls (a "Substitute Capital Call") subject to the adjustment of the Pay Out Amount pursuant to the Station Partners Put/Call Agreement or the BV Capital Put/Call Agreement, as applicable, and the adjustment of the Payment Amount pursuant to
Section 4.5 below.

     4.5  Make-Well.  (a)  Notwithstanding anything to the contrary contained
          ---------
herein, in the event any party Transfers substantially all of its Company Common Stock other than through the provisions of the Station Partners Put/Call Agreement or the BV Capital Put/Call Agreement, and such party, including, in the case of SPE, SPE Mundo, failed to make one or more Mandatory Capital Calls or Special Mandatory Capital Calls pursuant to this Agreement, or, in the case of SPE Mundo, the Network Group Operating Agreement (the "Capital Call Defaults"), then such Common Stockholder shall be required to pay a portion of the consideration (the "Payment Amount") to be received by such party in connection with such Transfer in accordance with subsection (b) below concurrently with the consummation of the Transfer. The amount required to be paid shall be an amount (the "Dilution Amount") equal to (x) the aggregate amount of all Capital Call Defaults (the "Capital Call Default Amount"), plus
(y) an amount that would yield the Rate of Return (as defined in the applicable Put/Call Agreement) represented by the Payment Amount on the applicable Capital Call Default Amount from the date or dates of the Capital Call Default through the date the Payment Amount is paid, plus (z) if the Capital Call Default arises from a failure by Council Tree or its assigns to make a capital contribution to Station Partners in order to fund a Mandatory Capital Call or a Special Mandatory Capital Call, by Liberty or its assigns to fund a Mandatory Capital Call or a Special Mandatory Capital Call or by SPE or SPE Mundo or its assigns to fund a Mandatory Capital Call or a Special Mandatory Capital Call, then an amount equal to 50% of the aggregate of the sums referred to in clauses (x) and
(y) above.

                    (b) Any Dilution Amount shall be paid in cash to the other Common Stockholders in accordance with their Proportionate Share (which for purposes of this Section 4.5(b) only, means the fraction whose numerator is the number of shares of Holder's Common Stock on a Fully Diluted basis owned by a Common Stockholder and whose denominator is the total number of shares of Holder's Common Stock on a Fully Diluted basis (provided, that, "Fully Diluted" for these purposes shall have the meaning given in Article 1 excluding any shares of Company Common Stock issued or issuable upon conversion of outstanding options, warrants, rights or other convertible securities of the Company, including Preferred Stock)); provided that any Dilution Amount resulting from Bastion's or BCF's failure to make a Mandatory Capital Call or a Special Mandatory Capital Call that was contributed as a Substitute Capital Call by BV Capital or another Bastion Controlled Affiliate shall be paid solely to BV Capital or such other Bastion Controlled Affiliate.

                                   ARTICLE 5

                            CORPORATE OPPORTUNITIES

     The Parties acknowledge and agree that the Company is the primary vehicle for the pursuit of corporate opportunities relating to the ownership and operation of television broadcast stations ("Station Opportunities"). As a result, with respect to each Party, for so long as such Party is a direct or indirect holder of Company Stock and with respect to Steve Hillard, for so long as Steve Hillard is an Affiliate of Council Tree and Council Tree is a direct or indirect holder of Company Stock, each Party and Steve Hillard, Chief Executive Officer of Council Tree, shall be required to bring Station Opportunities to the attention of the Company for its consideration, provided that (i) to the extent the Company declines to take advantage of a Station Opportunity, such Party is free to take advantage of such Station Opportunity in a bona fide transaction on the same (or less favorable) price, terms and conditions as originally presented to the Company, (ii) Station Opportunities shall not be deemed to include opportunities to acquire television stations serving Designated Market Areas ranking below 30 by number of Hispanic Television Households (as ranked by Nielsen Media Research, Inc.) or the current opportunity held by Council Tree (or a Council Tree Affiliate) with respect to WPHA-TV, Atlantic City, Philadelphia, provided that opportunities to acquire three (3) or more television broadcast stations (in one transaction or a series of related transactions) shall be Station Opportunities regardless of ranking and (iii) in no event shall this Article 5 be deemed to restrict the activities of any of Council Tree's or Bastion's or BV Capital's investors or such investors' Affiliates, provided that the pursuit of a Station Opportunity is not being made by a Council Tree Entity or Bastion Controlled Affiliate or a BV Capital Controlled Affiliate, as the case may be.

                                   ARTICLE 6

                                      IPO

     If the Company has not consummated an IPO, any two Primary Stockholders shall have the right, by written notice to the Company, to cause the Company, and the Company hereby agrees, to use its best efforts to consummate a Qualifying IPO as soon as reasonably practicable after such notice.

                                   ARTICLE 7

                        REPRESENTATIONS AND WARRANTIES

     7.1  Mutual Representations and Warranties. As of the date hereof, each
          -------------------------------------
Party hereby represents and warrants to the other Parties as follows:

          7.1.1 The Party has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its organization.

          7.1.2 The Party has the right, power, and legal capacity and authority to enter into and perform its obligations under this Agreement. The Party's execution and delivery of this Agreement and the performance and consummation of these transactions have been duly authorized by all necessary corporate, partnership or limited liability company action, including any necessary approval by its board of directors or other governing body, and no other corporate, partnership or limited liability company proceedings is necessary on the part of the Party for the execution and delivery of this Agreement or for the performance of its obligations provided for herein.

          7.1.3 The Agreement has been duly executed and delivered by the Party, and, assuming this Agreement constitutes a valid and binding obligation of the Party enforceable against it in accordance with its terms.

          7.1.4 The consummation of the transactions contemplated by this Agreement will not violate, conflict with or result in a breach of the Party's constitutive documents, or any instrument or agreement to which the Party is a Party or by which the Party is bound, or any provision of laws and regulations applicable to the Party.

          7.1.5 Each Stockholder owns the Holder's Company Stock held by it free and clear of all liens, security interests, encumbrances, easements, judgments or imperfections of title of any nature whatsoever. Except for this Agreement, the Liberty Proxy and the Station Partners LLC Agreement, there are no voting trusts, proxies, or any other agreements, restrictions or understandings with respect to the voting of the capital stock of the Company binding on such Stockholder.

          7.1.6 Council Tree represents and warrants that to its knowledge the representations made by it to the FCC as part of the application for Consent to Transfer Control filed with the FCC on August 8, 2000, in connection with the transactions contemplated by the Contribution Agreement (the "Transfer of Control Application") are true and correct in all material respects as of the date hereof. Council Tree agrees that if, subsequent to the date hereof, Council Tree becomes aware that the aggregate alien ownership of the Company attributable to Council Tree is at any time greater than 1.5%, it will restructure its investment in Station Partners or take any other action necessary so that such excess alien ownership interest will not be attributable to the Company consistent with the requirements of the Communications Act and FCC Regulations, and Liberty, SPE, Bastion, BCF, TLMD, BV Capital, VII, and Bron Trust agree to cooperate with all reasonable requests of Council Tree in connection therewith.

          7.1.7 Each of BV Capital, BCF and Bastion represents and warrants that to its knowledge the representations made by it to the FCC as part of the Transfer of Control Application to the Company are true and correct in all material respects as of the date hereof. Each of BV Capital, BCF, Bastion, TLMD, VII, and Bron Trust agrees that if, subsequent to the date hereof, the aggregate alien ownership of BV Capital, BCF, Bastion, TLMD, VII, and Bron Trust and attributable to the Company is greater than 0.54%, each of BV Capital, BCF, Bastion, TLMD, VII, and Bron Trust will restructure their investments in Station Partners or the Company, as applicable, or take any other action necessary so that such excess alien interest will not be attributable to the Company consistent with the requirements of the Communications Act and FCC Regulations, and Liberty, SPE and Council Tree agree to cooperate with all reasonable requests of BV Capital, BCF, Bastion, TLMD, VII, and Bron Trust in connection therewith.

          7.1.8 Each of Liberty and SPE represents and warrants that to its knowledge the representations made by it to the FCC as part of the Transfer of Control Application to the Company are true and correct in all material respects as of the date hereof. Liberty and SPE agree that if, subsequent to the Closing Date, they become aware that aliens own a greater percentage interest in the Company than 25% solely as a result of their investment in the Company and assuming that the representations and warranties of Council Tree, BV Capital, BCF, Bastion, TLMD, VII, and Bron Trust in Sections 7.1.6 and 7.1.7 are true and accurate, they will restructure their investment in the Company or take any other action necessary so that such alien interest in excess of 25% will not be attributable to the Company consistent with the requirements of the

Communications Act and FCC Regulations, and Council Tree, BV Capital, BCF, Bastion, TLMD, VII, and Bron Trust will cooperate with all reasonable requests of Liberty and SPE in connection therewith.

                                   ARTICLE 8

                                   COVENANTS

     8.1  Mutual Covenants.  Each Party hereby covenants to the other Parties as
          ----------------
follows:

          8.1.1 The Party agrees that it will not Transfer any of its shares of Company Stock, and in the case of SPE Mundo, the Class B Membership Interests, and, in the case of Council Tree, Bastion, BCF, VII and Bron Trust, any of its membership interest in Station Partners, if such action would (A) cause the Company to be in non-compliance with FCC Regulations or (B) result in a Change in Control or Event of Default (each as defined in the Senior Credit Facility) or a Change of Control or Event of Default (each as defined in the Indenture), other than as consented to or waived by the lenders party to the Credit Facility or the bondholders under the Indenture, respectively; provided, however, that no such consents or waivers shall require the Company to make any payment to such lenders or bondholders (unless the Company is reimbursed by the party requesting such waiver or consent) or make any modifications to the Senior Credit Facility or Indenture (other than changes to the definition of Change in Control or Change of Control therein necessitated by the Transfer) which the Board determines, in good faith, may be adverse to the Company. The Company agrees to cooperate with any party requesting a consent or waiver under this Section 8.1.1 and provide reasonable assistance (at the expense of the requesting party) in obtaining such consent or waiver.

          8.1.2 The Company shall not permit any Subsidiary of the Company to issue any options, warrants or rights to purchase any of the securities of such Subsidiary to any Person other than the Company or a wholly owned Subsidiary of the Company.

     8.2  Station Partners Covenants.  Station Partners hereby covenants to the
          --------------------------
other Parties as follows:

          8.2.1 Station Partners has delivered to each of the other Parties hereto a true and complete copy of the Station Partners LLC Agreement. Station Partners, Council Tree, Bastion, BCF, VII, Bron Trust and their respective Permitted Transferees shall not effect any amendment, modification or termination of the Station Partners LLC Agreement in a manner that would result in Council Tree not having the sole power (i) to direct the voting of all Holder's Company Stock held by Station Partners and (ii) to direct Station Partners' consent or the withholding of such consent with respect to any Major Decision or any other action that requires the unanimous approval of the Stockholders hereunder; provided, however, that to the extent that the Station Partners LLC Agreement provides as of the date hereof for any limitations on the powers of Council Tree set forth in clauses (i) and (ii), there shall be no obligation on the part of Station Partners, Council Tree, Bastion, BCF, VII, Bron Trust and their respective Permitted Transferees to amend the Station Partners LLC Agreement to remove such limitations.

     8.3  Council Tree Covenants.  For so long as Council Tree is a direct or
          ----------------------
indirect stockholder of the Company, the Council Tree Affiliate will not sell its interests and opportunities with respect to WPHA-TV, Atlantic City, Philadelphia unless the Council Tree Affiliate has complied with the following paragraph:

          8.3.1 If Council Tree or a Council Tree Entity resolves to sell the interest and opportunities with respect to WPHA-TV, Atlantic City, Philadelphia, Council Tree must deliver to the Company a written notice of such intent, and shall set forth the material terms pursuant to which Council Tree or such Council Tree Entity would be prepared to make such sale. The Company shall have a period of 60 days after it has received such notice to accept the terms set forth therein and to purchase such interests. If the Company does not accept the terms within such period, or fails to purchase such interest after 60 days (or, in the event regulatory approvals are necessary, the earlier of (a) 15 days after receipt of such regulatory approvals or the date after which the Company has abandoned good faith attempts to obtain such regulatory approvals and (b) six months from such notice), then Council Tree or a Council Tree Entity shall be entitled to enter into an agreement with a third party on terms that, individually and collectively, are the same or more favorable to Council Tree or a Council Tree Entity than those offered to the Company; provided, however, that: (i) Council Tree or a Council Tree Entity must sign an agreement with such third party on such terms within 180 days of the Company's failure to accept, and the proposed purchase or acquisition must be closed on such terms within 180 days of such agreement (subject to extension for FCC approval delays only), or such potential third party sale shall once again be subject to the provisions of this Section 8.3.1; (ii) if Council Tree or a Council Tree Entity and the third party change the proposed sale terms so that they are less favorable to Council Tree or the Council Tree Entity than those offered to the Company, then Council Tree must offer the Company the opportunity to match such terms pursuant to the procedure set forth above; and (iii) if the proposed transaction with the third party is not concluded, any other potential sales will be subject to the provisions of this Section 8.3.1.

                                   ARTICLE 9

                                 MISCELLANEOUS

     9.1  Term.  The term of this Agreement shall be the maximum term permitted
          ----
under Delaware law (unless terminated earlier by the unanimous written consent of the Stockholders).

     9.2  Remedies.  Each Party hereto acknowledges that money damages would not
          --------
be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms and that the non-breaching party(ies) would suffer irreparable injury in such event, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party(ies) will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

               (a) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

               (b) Notwithstanding any other provision of this Agreement, no party shall have the right to terminate this Agreement in the event of a breach of another party.

     9.3  Legends.
          --------

               (a) After the date hereof and upon original issuance thereof, and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or "blue sky" laws, any certificate issued representing any shares of Company Stock held by a Stockholder or any Permitted Transferee (including all certificates issued upon Transfer) shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER SET FORTH IN A CERTAIN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF MAY 31, 2001 AMONG SONY PICTURES ENTERTAINMENT INC., LIBERTY MEDIA CORPORATION, BRON-VILLANUEVA CAPITAL, LLC, COUNCIL TREE HISPANIC BROADCASTERS II, L.L.C.,BASTION CAPITAL FUND, L.P., BCF MEDIA, LLC, TLMD LLC, VILLANUEVA INVESTMENTS, INC., THE BRON 2000 TRUST, STATION PARTNERS, LLC AND TELEMUNDO COMMUNICATIONS GROUP, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF TELEMUNDO COMMUNICATIONS GROUP, INC."

               (b) The certificates representing the shares of Company Stock (including any certificate issued upon Transfer) shall also bear any legend required under any applicable state securities or "blue sky" laws.

               (c) The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Company Stock in order to implement the restrictions on Transfer set forth in this Agreement.

               (d) In connection with any Transfer of Company Stock, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with applicable securities and other laws.

               (e) The Company shall not incur any liability for any delay in recognizing any Transfer of Company Stock if the Company in good faith reasonably believes that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or "blue sky" laws, or this Agreement.

     9.4  Reimbursement of Costs.  The Company will reimburse Station Partners
          ----------------------
for its ordinary course audit and related expenses in an annual amount not to exceed $30,000.

     9.5  Notices.  Any notice to be given or to be served upon the Company or
          -------
any Party hereto in connection with this Agreement must be in writing (which may include facsimile) and will be deemed to have been given (i) if personally delivered, on the date received or refused, when delivered to the address specified by the party to receive the notice, (ii) if sent by facsimile, once such notice or other communication is transmitted to the facsimile number specified below, and the appropriate written facsimile confirmation is received, provided that such notice or other communication is promptly thereafter mailed by United States mail, postage prepaid, or (iii) if sent by a prepaid overnight delivery service under circumstances by which such service guarantees next Business Day delivery, the date received or refused. Such notices will be given to a party and to its respective counsel at the addresses specified below. Any party may, at any time by giving five days' prior written notice to the other Parties, designate any other address in substitution of the below-specified address to which such notice will be given.

                         (a) If to Liberty, to:
                         ----------------------

                         Liberty Media Corporation
                         9197 South Peoria Street
                         Englewood, Colorado 80112
                         Facsimile No.: (720) 875-5448
                         Attention:  David Koff

                         with a copy (which shall not constitute notice) to:
                         Liberty Media Corporation
                         9197 South Peoria Street
                         Englewood, Colorado 80112
                         Attention: Charles Tanabe
                         Facsimile: (720) 875-5382

                         with a copy (which shall not constitute notice) to:

                         Skadden, Arps, Slate, Meagher & Flom LLP
                         300 South Grand Avenue
                         Suite 3400
                         Los Angeles, California 90071
                         Facsimile No.: (213) 687-7650
                         Attention: Rod Guerra

                         (b) If to SPE, to:
                         ------------------

                         Sony Pictures Entertainment Inc.
                         9336 West Washington Boulevard
                         Culver City, California 90232
                         Facsimile No.: (310) 202-3404
                         Attention: Len Grossi
                             with a copy (which shall not constitute notice) to:

                             Sony Pictures Entertainment Inc.
                             10202 West Washington Boulevard
                             Culver City, California 90232
                             Facsimile: (310) 244-0510
                             Attention: General Counsel

                             (c) If to Council Tree or Station Partners, to:
                             ----------------------------------------------

                             Council Tree Hispanic Broadcasters II, L.L.C. 2919 17th Avenue
                             Suite 211
                             Longmont, CO 80503
                             Facsimile No.: (303) 678-1859
                             Attention: Steve Hillard

                             with a copy (which shall not constitute notice) to:

                             Kirkland & Ellis
                             Citigroup Center
                             153 E. 53rd Street
                             New York, New York 10022
                             Facsimile No.: (212) 446-6460
                             Attention: Mike Brosse

                             (d) If to Bastion or BCF or Bron Trust or VII, to:
                             --------------------------------------------------

                             Bastion Capital Fund, L.P.
                             1901 Avenue of the Stars, Suite 400
                             Los Angeles, California 90067
                             Attention: Guillermo Bron
                             Facsimile: (310) 277-7582

                             with a copy (which shall not constitute notice) to:

                             Irell & Manella LLP
                             1800 Avenue of the Stars, Suite 900
                             Los Angeles, California 90067
                             Facsimile: (310) 203-7199
                             Attention: Eric A. Webber

                             (e) If to BV Capital, to:
                             -------------------------

                             Bron-Villanueva Capital, LLC
                             1901 Avenue of the Stars, Suite 400
                             Los Angeles, California 90067
                             Attention: Guillermo Bron
                             Facsimile: (310) 277-7582

                             with a copy (which shall not constitute notice) to:

                             Irell & Manella LLP
                             1800 Avenue of the Stars, Suite 900
                             Los Angeles, California 90067
                             Facsimile: (310) 203-7199
                             Attention: Eric A. Webber

                             (f) If to TLMD, to:
                             -------------------

                             TLMD LLC
                             1901 Avenue of the Stars, Suite 400
                             Los Angeles, California 90067
                             Attention: Guillermo Bron
                             Facsimile: (310) 277-7582

                             with a copy (which shall not constitute notice) to each:

                             Irell & Manella LLP
                             1800 Avenue of the Stars, Suite 900
                             Los Angeles, California 90067
                             Facsimile: (310) 203-7199
                             Attention: Eric A. Webber

                             and
                             Office of General Counsel
                             Merrill Lynch
                             4 World Financial Center, 12/th/ Floor
                             New York, NY 10080
                             Facsimile: (212) 449-3207
                             Attention: Conrad P. Rubin

                             (g) If to the Company, to:
                             -------------------------

                             Telemundo Communications Group, Inc.
                             2290 West 8th Avenue
                             Hialeah, Florida 33010
                             Facsimile: (305) 889-7997
                             Attention: Chief Executive Officer

     9.6   Complete Agreement.  This Agreement constitutes the complete and
           ------------------
exclusive agreement among the Parties with respect to the subject matter herein and replaces and supersedes all prior written and oral agreements or statements by and among the Parties or any of them, including the Original Agreement. No representation, statement, condition or warranty not contained in this Agreement shall be binding on the Parties or have any force or effect whatsoever. To the extent that any provision of the Certificate of Incorporation conflicts with any provision of this Agreement, the Certificate of Incorporation shall control.

     9.7   Governing Law.  THE PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY
           -------------
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, SAID STATE, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF. THE CORPORATE GOVERNANCE PROVISIONS OF THIS AGREEMENT RELATING TO THE COMPANY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE DELAWARE GENERAL CORPORATION LAW.

     9.8   Binding Effect.  Subject to the provisions of this Agreement relating
           --------------
to transferability, this Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns.

     9.9   Pronouns; Statutory References.  All pronouns and all variations
           ------------------------------
thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require, unless otherwise expressly provided herein. Any reference to the Code, the Regulations, the Act or other statutes or laws include all amendments, modifications, or replacements of the specific sections and provisions concerned.

     9.10  Headings.  All headings herein are inserted only for convenience and
           --------
ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     9.11  Interpretation.  In the event any claim is made by any party relating
           --------------
to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

     9.12  References to this Agreement.  Numbered or lettered articles,
           ----------------------------
sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

     9.13  Jurisdiction.  Each Party hereby consents exclusively to the
           ------------
jurisdiction of the state and federal courts sitting in Los Angeles County, California in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each Party further agrees that personal jurisdiction over it may be effected by service of process by registered or certified mail addressed as provided in this Agreement, and that when so made shall be as if served upon it personally within the State of California.

     9.14  Severability.  If any provision of this Agreement or the application
           ------------
of any such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those to which it is held invalid shall not be affected thereby.

     9.15  Additional Documents and Acts.  Each Party agrees to execute and
           -----------------------------
deliver such additional documents and instruments and to perform such additional acts as may be reasonably necessary or appropriate in accordance with the terms of this Agreement to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

     9.16  Amendments.  All amendments to this Agreement must be in writing and
           ----------
signed by all of the Parties.

     9.17  Reliance on Authority of Person Signing Agreement.  If a Party is not
           -------------------------------------------------
a natural Person, neither the Company nor any Party shall be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

     9.18  Multiple Counterparts.  This Agreement may be executed in two or more
           ---------------------
counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart signed by each other Party hereto.

     9.19  No Third Party Beneficiary.  Subject to Section 9.20 below, this
           --------------------------
Agreement is not intended and shall not be construed to be for the benefit of any creditors or other Persons (other than the Parties in their capacity as such) to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the Company or any of the Parties and no such creditor or other Person shall obtain any right under any such provision, or shall by reason of any such provision make any claim in respect of any debt, liability or obligation, or otherwise, against the Company or the Parties.

     9.20  Merrill Lynch International.
           ----------------------------

           9.20.1 Upon consummation of the sale contemplated by the prepaid forward transaction with Merrill Lynch International ("MLI"), through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), with respect to all of the Company Stock owned by BV Capital and subject to the BV Capital Put/Call Agreement pursuant to Confirmations dated as of December 15, 2000, and the related ISDA Master Agreement, Schedules and other related documents, if MLI (or one of its Affiliates) takes physical settlement of all of the shares of Company Stock owned by BV Capital and subject to the BV Capital Put/Call Agreement, then MLI (or such MLI Affiliate) shall be deemed for the purposes of this Agreement, the Registration Rights Agreement and the BV Capital Put/Call Agreement to be a BV Capital Controlled Affiliate; provided, however, that at no time shall MLI (or such MLI Affiliate) be subject to Article 5 of this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.


TELEMUNDO COMMUNICATIONS                    COUNCIL TREE HISPANIC
GROUP, INC.                                 BROADCASTERS II, L.L.C.


By: /s/ Vincent L. Sadusky                  By: /s/ Steve Hillard
    ---------------------------------           --------------------------------
    Name:  Vincent L. Sadusky                   Name:  Steve Hillard
    Title: C.F.O. and Treasurer                 Title: Chief Executive Officer



THE BRON 2000 TRUST DATED                   TLMD LLC
SEPTEMBER 29, 2000
                                            By: DDG Capital, LLC, as Manager

By: /s/ William (Guillermo) Bron            By: /s/ William (Guillermo) Bron
    ---------------------------------           --------------------------------
    Name:  William (Guillermo) Bron             Name:  William (Guillermo) Bron
    Title: Trustee                              Title: its Manager

                                             By: /s/ Daniel D. Villanueva
                                                 -------------------------------
                                                 Name:  Daniel D. Villanueva
                                                 Title: its Manager


VILLANUEVA INVESTMENTS, INC.                BRON-VILLANUEVA CAPITAL, LLC


By: /s/ Daniel D. Villanueva                By: /s/ William (Guillermo) Bron
    ---------------------------------           --------------------------------
    Name:  Daniel D. Villanueva                 Name:  William (Guillermo) Bron
    Title: President                            Title: a Control Manager


SONY PICTURES ENTERTAINMENT INC.            LIBERTY MEDIA CORPORATION


By: /s/ Leah Weil                           By: /s/ David B. Koff
    ---------------------------------           --------------------------------
    Name:  Leah Weil                            Name:  David B. Koff
    Title: Senior Vice President and            Title: Senior Vice President
           Assistant Secretary

BCF MEDIA, LLC                            STATION PARTNERS, LLC


By: /s/ William (Guillermo) Bron
    ---------------------------------
    Name:  William (Guillermo) Bron       By: Council Tree Hispanic Broadcasters
    Title: Manager                            II, L.L.C., as Managing Member


By: /s/ Daniel D. Villanueva
    --------------------------------          By: /s/ Steve Hillard
    Name:  Daniel D. Villanueva                   ------------------------------
    Title: Manager                                Name:  Steve Hillard
                                                  Title: Chief Executive Officer


BASTION CAPITAL FUND, L.P.

By:  Bastion Partners, L.P.,
     Its General Partner

     By:  Bron Corp.,
          Its Co-general Partner


          By: /s/ William (Guillermo) Bron
              -------------------------------------
              William (Guillermo) Bron, President


     By:  Villanueva Investments, Inc.,
          Its Co-general Partner


          By: /s/ Daniel D. Villanueva
              -------------------------------------
              Daniel D. Villanueva, President



With respect to Article 5 hereof,


/s/ Steve Hillard
------------------------------------
Steve Hillard